MASTER LEASE AGREEMENT


                              DATED JUNE 16, 1997

                                 BY AND BETWEEN


                     CRESCENT REAL ESTATE FUNDING VII, L.P.
                                  AS LANDLORD,


                                      AND


                     CHARTER BEHAVIORAL HEALTH SYSTEMS, LLC

           AND EACH OF THE FACILITY SUBSIDIARIES LISTED ON EXHIBIT B,
                                   AS TENANT







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                                Table of Contents


         1 DEFINITIONS                                                         1

         1.1 "Additional Charges"                                              1

         1.2 "Additional Rent"                                                 1

         1.3 "Affiliated Person"                                               1

         1.4 "Agreement"                                                       2

         1.5 "Allowance"                                                       2

         1.6 "Applicable Laws"                                                 2

         1.7 "Award"                                                           2

         1.8 "Business Day"                                                    2

         1.9 "Capital Addition"                                                2

         1.10 "Capital Additions Cost"                                         3

         1.11 "Capital Expenditure"                                            3

         1.12 "Change in Control"                                              3

         1.13 "Code"                                                           3

         1.14 "Collective Leased Properties"                                   4

         1.15 "Commencement Date"                                              4

         1.16 "Comparable Facility"                                            4

         1.17 "Condemnation"                                                   4

         1.18 "Condemnor"                                                      4

         1.19 "Contractor"                                                     4

         1.20 "Contractor's"                                                   4



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         1.21 "Default"                                                        4

         1.22 "Designated Leased Property"                                     4

         1.23 "Encumbrance"                                                    4

         1.24 "Entity"                                                         4

         1.25 "Environment"                                                    5

         1.26 "Environmental Notice"                                           5

         1.27 "Environmental Obligation"                                       5

         1.28 "Environmental Report"                                           5

         1.29 "Event of Default"                                               5

         1.30 "Extended Terms"                                                 5

         1.31 "Facility"                                                       5

         1.32 "Facility Mortgage"                                              5

         1.33 "Facility Mortgagee"                                             5

         1.34 "Facility Subsidiaries"                                          5

         1.35 "Facility Trade Name"                                            5

         1.36 "Fair Market Rental"                                             5

         1.37 "Fair Market Value"                                              5

         1.38 "Financial Officer's Certificate".                               6

         1.39 "Financials"                                                     6

         1.40 "Fiscal Year"                                                    6

         1.41 "Fixed Term"                                                     6

         1.42 "Fixtures"                                                       6

         1.43 "Franchise Agreement"                                            6

         1.44 "Franchise Fees"                                                 6

         1.45 "Franchise Subordination Agreement"                              6

         1.46 "Franchisor"                                                     6

         1.47 "GAAP"                                                           6

         1.48 "Government Agencies"                                            6

         1.49 "Hazardous Substances"                                           7

         1.50 "Impositions"                                                    7

         1.51 "Indebtedness"                                                   8

         1.52 "Insurance Requirements"                                         8

         1.53 "Land"                                                           8

         1.54 "Landlord"                                                       8

         1.55 "Lease Year"                                                     8

         1.56 "Leased Improvements"                                            8

         1.57 "Leased Personal Property"                                       8

         1.58 "Leased Property"                                                9

         1.59 "Legal Requirements"                                             9

         1.60 "Lending Institution"                                            9

         1.61 "Lien"                                                           9

         1.62 "Management Agreement"                                           9

         1.63 "Manager"                                                        9

         1.64 "Minimum Rent"                                                   9

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         1.65 "Notice"                                                        10

         1.66 "Non-Priority Additional Rent"                                  10

         1.67 "Officer's Certificate"                                         10

         1.68 "OpCo"                                                          10

         1.69 "Overdue Rate"                                                  10

         1.70 "Parent"                                                        10

         1.71 "Permitted Encumbrances"                                        10

         1.72 "Person"                                                        10

         1.73 "Philadelphia Facility"                                         10

         1.74 "Primary Intended Use"                                          10

         1.75 "Prime Rate"                                                    11

         1.76 "Priority Additional Rent Base Amount"                          11

         1.77 "Purchase Agreement"                                            11

         1.78 "Qualified Affiliate"                                           11

         1.79 "Qualified Appraiser"                                           11

         1.80 "Regulated Medical Wastes"                                      12

         1.81 "Rent"                                                          12

         1.82 "SEC"                                                           12

         1.83 "State"                                                         12

         1.84 "Subordinated Creditor"                                         12

         1.85 "Subordination Agreement"                                       12

         1.86 "Subsidiary"                                                    12

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         1.87 "Substitute Leased Property"                                    12

         1.88 "Substitution Date"                                             12

         1.89 "Tenant"                                                        12

         1.90 "Tenant's Personal Property"                                    12

         1.91 "Term"                                                          13

         1.92 "Unsuitable for Its Primary Intended Use"                       13

         1.93 "Work"                                                          13

         2 COLLECTIVE LEASED PROPERTIES AND TERM                              13

         2.1 Collective Leased Properties.                                    13

         2.2 Condition of Collective Leased Properties.                       14

         2.3 Fixed Term.                                                      15

         2.4 Extended Term.                                                   15

         2.5 Determination of Minimum Rent for Extended Terms.                16

         3 RENT                                                               16

         3.1 Rent.                                                            16

         3.2 Late Payment of Rent.                                            18

         3.3 Net Lease.                                                       19

         3.4 No Termination, Abatement, Etc.                                  19

         3.5 Annual Allowance.                                                19

         4  USE OF THE COLLECTIVE LEASED PROPERTIES                           20

         4.1 Permitted Use.                                                   20

         4.2 Compliance with Legal and Insurance Requirements, Etc.           22

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         4.3 Compliance with Medicaid and Medicare Requirements.             22

         4.4 Environmental Matters.                                          22

         4.5 Tenant's Right to Close Facilities.                             24

         5 MAINTENANCE AND REPAIRS                                           25

         5.1 Maintenance and Repair.                                         25

         5.2 Tenant's Personal Property.                                     26

         5.3 Yield Up.                                                       27

         5.4 Encroachments, Restrictions, Etc.                               28

         5.5 Landlord to Grant Easements, Etc.                               28

         5.6 Philadelphia Facility.                                          29

         6   CAPITAL ADDITIONS, ETC.                                         29

         6.1 Construction of Capital Additions to the Leased Property.       29

         6.2 Financing of Capital Additions.                                 29

         6.3 Capital Additions Financed by Landlord.                         30

         6.4 Non-Capital Additions.                                          31

         6.5 Salvage.                                                        31

         6.6 Landlord's Right of First Refusal to Provide Financing for
Capital Additions.                                                           31

         7 LIENS                                                             32

         7.1 Liens.                                                          32

         7.2 Landlord's Lien.                                                32

         8 PERMITTED CONTESTS                                                33

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         9 INSURANCE AND INDEMNIFICATION                                     34

         9.1 General Insurance Requirements.                                 34

         9.2 Replacement Cost.                                               35

         9.3 Waiver of Subrogation.                                          35

         9.4 Form Satisfactory, Etc.                                         35

         9.5 Blanket Policy.                                                 36

         9.6 No Separate Insurance.                                          36

         9.7 Indemnification of Landlord.                                    37

         9.8 Independent Contractor.                                         37

         10 CASUALTY                                                         38

         10.1 Insurance Proceeds.                                            38

         10.2 Damage or Destruction.                                         38

         10.3 Tenant's Property.                                             39

         10.4 Restoration of Tenant's Property.                              39

         10.5 No Abatement of Rent.                                          39

         10.6 Waiver.                                                        39

         11 CONDEMNATION                                                     40

         11.1 Total Condemnation, Etc.                                       40

         11.2 Partial Condemnation.                                          40

         11.3 Abatement of Rent.                                             41

         11.4 Temporary Condemnation.                                        41

         11.5 Allocation of Award.                                           41

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         12 DEFAULTS AND REMEDIES                                            41

         12.1 Events of Default.                                             41

         12.2 Remedies.                                                      44

         12.3 Tenant's Waiver.                                               45

         12.4 Application of Funds.                                          46

         12.5 Landlord's Right to Cure Tenant's Default.                     46

         12.6 Landlord's Right to Assume Contracts.                          46

         13 HOLDING OVER                                                     47

         14 LANDLORD'S DEFAULT                                               47

         15 LANDLORD FINANCING                                               47

         16 SUBLETTING AND ASSIGNMENT                                        48

         16.1 Subletting and Assignment.                                     48

         16.2 Required Sublease Provisions.                                  48

         16.3 Permitted Assignments and Subleases.                           49

         16.4 Sublease Limitation.                                           50

         16.5 Tenant's Right to Mortgage its Leasehold.                      50

         17 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS                   50

         17.1 Estoppel Certificates.                                         50

         17.2 Financial Statements.                                          51

         17.3 General Operations.                                            51

         18 LANDLORD'S RIGHT TO INSPECT                                      52

         19 APPRAISAL                                                        53

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         20 FACILITY MORTGAGES                                               55

         20.1 Landlord May Grant Liens.                                      55

         20.2 Subordination of Lease.                                        55

         20.3 Notice to Mortgagee and Ground Landlord.                       56

         21 ADDITIONAL COVENANTS OF TENANT                                   56

         21.1 Conduct of Business.                                           56

         21.2 Maintenance of Accounts and Records.                           56

         21.3 Payments to Franchisor.                                        57

         21.4 Management of Collective Leased Properties.                    57

         21.5 Liens and Encumbrances.                                        57

         22 MISCELLANEOUS                                                    58

         22.1 Limitation on Payment of Rent.                                 58

         22.2 No Waiver.                                                     58

         22.3 Remedies Cumulative.                                           58

         22.4 Severability.                                                  58

         22.5 Acceptance of Surrender.                                       59

         22.6 No Merger of Title.                                            59

         22.7 Conveyance by Landlord.                                        59

         22.8 Quiet Enjoyment.                                               59

         22.9 Landlord's Consent.                                            60

         22.10 Memorandum of Lease.                                          60

         22.11 Notices.                                                      60

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         22.12 Construction.                                                 61

         22.13 Counterparts; Headings.                                       62

         22.14 Applicable Law, Etc.                                          62

         22.15 Substitution of Leased Properties.                            62

         22.16 No Broker.                                                    64

         22.17 Confidentiality.                                              65

                                    Exhibits


A        The Land/Street Addresses

B        Facility Subsidiaries

                             MASTER LEASE AGREEMENT


THIS MASTER LEASE AGREEMENT is entered into as of the 16th day of June, 1997, by and between CRESCENT REAL ESTATE FUNDING VII, L.P., a Delaware limited partnership, having its principal office at 777 Main Street, Suite 2100, Fort Worth, Texas 76102 ("Landlord"), CHARTER BEHAVIORAL HEALTH SYSTEMS, LLC, a Delaware limited liability company, having its principal office at Suite 900, 3414 Peachtree Rd., N.E., Atlanta, GA 30326 ("OpCo"), and each of the entities listed on Exhibit B attached hereto.

W I T N E S S E T H :

WHEREAS, Landlord owns fee simple title to the Collective Leased Properties (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Article 1); and


WHEREAS, Landlord wishes to lease the Collective Leased Properties to Tenant and Tenant wishes to lease the Collective Leased Properties from Landlord, all subject to and upon the terms and conditions herein set forth;


NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:


1

                                   DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (iii) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, and (iv) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.


1.1 "Additional Charges" shall have the meaning given such term in Section
3.1.3.


1.2 "Additional Rent" shall mean the monthly sum of One Million Six Hundred and Sixty-Six Thousand Six Hundred Sixty-Seven Dollars ($1,666,667.00).

1.3 "Affiliated Person" shall mean, with respect t any Person, (a) in the case of any such Person which is a partnership, any partner in such partnership,
(b) in the case of any such

Person which is a limited liability company, any member of such company, and (c) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (a) and (b).


1.4 "Agreement" shall mean this Master Lease Agreement, including Exhibits A and B hereto, as it and they may be amended from time to time as herein provided.


1.5 "Allowance" shall mean an annual amount with respect to each Lease Year not to exceed the additional rent for each such Lease Year. The Allowance shall be paid by Landlord to Tenant pursuant to Section 3.5 hereof.


1.6 "Applicable Laws" shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders (whether now existing or hereafter enacted or promulgated irrespective of whether its enactment is foreseeable or contemplated), of all courts of competent jurisdiction and G vernment Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings, relating to injury to, or the protection of, real or personal property or human health (except those requirements which, by definition, are solely the responsibility of employers) or the Environment, including, without limitation, all valid requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or Regulated Medical Wastes, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.


1.7 "Award" shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of any of the Collective Leased Properties (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Landlord, in connection with obtaining any such award).


1.8 "Business Day" shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in the states of Texas, Georgia and the State are authorized by law or executive action to close.


1.9 "Capital Addition" shall mean one or more new buildings, or one or more additional structures annexed to any portion of any of the Leased Improvements with respect to any of the Collective Leased Properties, or the material expansion of existing improvements, which are constructed on any parcel or portion of the Land during the Term, including the construction of a new wing or new story, the renovation of existing improvements on any of the Collective Leased Properties in order to provide a functionally new facility needed to provide services not previously offered, or any material expansion, construction, renovation or conversion in order to increase by more than 10% the bed capacity of any Facility, to change the purpose for which such beds are utilized or to improve materially the quality of any Facility.


1.10 "Capital Additions Cost" shall mean the cost of any Capital Addition proposed to be made by Tenant at any of the Collective Leased Properties, whether paid for by Tenant or Landlord. Such cost shall include (a) the cost of
construction  of  the  Capital   Addition,   including  site   preparation  and
improvement, materials, labor, supervision, developer and administrative fees, legal fees, and related design, engineering and architectural services, the cost of any fixtures, the cost of equipment and other personalty, the cost of construction financing (including, but not limited to, capitalized interest) and other miscellaneous costs approved by Landlord, (b) if agreed to by Landlord in writing, in advance, the cost of any land (including all related acquisition costs incurred by Tenant) contiguous to the applicable Leased Property which is to become a part of such Leased Property purchased for the purpose of placing thereon a Capital Addition or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same, (c) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Addition during construction, (d) title insurance charges, (e) filing, registration and recording taxes and fees,
(f) documentary stamp or transfer taxes, and (g) all actual and reasonable costs and expenses of Landlord and Tenant and, if agreed to by Landlord in writing, in advance, any Lending Institution committed to finance the Capital Addition relating to financing for the Capital Addition, including, but not limited to, all (i) reasonable attorneys' fees and expenses, (ii) printing expenses, (iii) filing, registration and recording taxes and fees, (iv) documentary stamp or transfer taxes, (v) title insurance charges and appraisal fees, (vi) rating agency fees, and (vii) commitment fees charged by any Lending Institution advancing or offering to advance any portion of any financing to which Landlord has consented in writing for such Capital Addition.


1.11  "Capital  Expenditure"  shall  mean any  expenditure  with  respect to the
Collective  Leased  Properties  that  is  properly   categorized  as  a  capital
expenditure in accordance with GAAP.



1.12 "Change in Control" shall mean the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of 50% or more, or rights, options or warrants to acquire 50% or more, of the outstanding shares of voting stock of Tenant or any Facility Subsidiary, as the case may be, or the merger or consolidation of Tenant or any Facility Subsidiary (except with OpCo, a Facility Subsidiary or a wholly-owned Subsidiary of OpCo), as the case may be with or into any other Person or any one or a series of related sales or conveyances to any Person (except to OpCo, a Facility Subsidiary or a wholly-owned subsidiary of OpCo) of all or substantially all of the assets of Tenant or any Facility Subsidiary, as the case may be. In the case of OpCo, only the following shall constitute a Change in Control; (i) a sale or conveyance in one or a related series of transactions of all or substantially all the assets of OpCo to any Person and (ii) a merger or consolidation in which

OpCo is not the surviving or resulting entity or of which the holders of the equity interests of OpCo immediately prior to the merger or consolidation do not own more than 50% of the equity interests in the surviving or resulting entity immediately after the merger or consolidation.


1.13 "Code" shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.


1.14"Collective Leased Properties" shall have the meaning given such term in
Section 2.1.


1.15"Commencement Date" shall mean June 17, 1997.


1.16 "Comparable Facility" shall mean a facility having as its primary use the Primary Intended Use and which is reasonably acceptable to Landlord, with an expected future profitability substantially equivalent to or greater than that of the Designated Leased Property which Tenant proposes that it replace, both immediately prior to such substitution and as reasonably projected over the term of this Agreement, taking into account any cash paid or received in connection with the substitution and any other relevant factors.


1.17 "Condemnation" shall mean, with respect to any of the Collective Leased Properties, (a) the exercise of any governmental power with respect to such Leased Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of such Leased Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, and (c) a taking or voluntary conveyance of all or part of such Leased Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any Condemnation or other eminent domain proceeding affecting such Leased Property, whether or not the same shall have actually been commenced.


1.18 "Condemnor" shall mean any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.


1.19  "Contractor" shall have the meaning given such term in Section 9.8.


1.20 "Contractor's" Insurance Certificate" shall have the meaning given such term in Section 9.8.


1.21 "Default" shall mean any event or condition which with the giving of notice and/or lapse of time may ripen into an Event of Default.


1.22 "Designated Leased Property" shall mean a property designated by Tenant pursuant to Section 22.15 on which there exists a Comparable Facility which Tenant proposes to substitute for a Leased Property.

1.23  "Encumbrance" shall have the meaning given such term in Section 20.1.

1.24 "Entity" shall mean any corporation, general or limited partnership, limited liability company or artnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency or political subdivision thereof or any other entity.


1.25 "Environment" shall mean soil, surface waters, ground waters, land, stream, sediments, surface or subsurface strata, ambient air, physical structures and equipment, and where radon gas is present, the interior air of buildings.


1.26 "Environmental Notice" shall have the meaning given such term in Section 4.4.1.


1.27  "Environmental Obligation" shall have the meaning given such term in
Section 4.


1.28 "Environmental Report" shall have the meaning given such term in Section 4.4.2.


1.29  "Event of Default" shall have the meaning given such term in Section 12.1.


1 30  "Extended Terms" shall have the meaning given such term in Section 2.4.


1.31 "Facility" shall mean, with respect to any of the Collective Leased Properties, the facility offering health care or related services being operated or proposed to be operated on such Leased Property.


1.32 "Facility Mortgage" shall mean, with respect to any of the Collective Leased Properties, any Encumbrance placed upon such Leased Property in accordance with Article 20.

1.33  "Facility Mortgagee" shall mean the holder of any Facility Mortgage.


1.34 "Facility Subsidiaries" shall mean the Entities listed on Exhibit B attached hereto, each of which is a wholly owned Subsidiary of OpCo.


1.35 "Facility Trade Name" shall mean, with respect to any Facility, any name under which Tenant has conducted the business of operating such Facility at any time during the Term.

1.36 "Fair Market Rental" shall mean, with respect to any of the Collective Leased Properties, the rental which a willing tenant not compelled to rent would pay a willing landlord not compelled to lease for the use and occupancy of such Leased Property (including all Capital Additions) on the terms and conditions of this Agreement or the term in question , assuming Tenant is not in default hereunder and determined by agreement between Landlord and Tenant or, failing agreement, in accordance with the appraisal procedures set forth in Article 19.

1.37 "Fair Market Value" shall mean, with respect to any of the Collective Leased Properties, the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for such Leased Property (without taking into account any reduction in value resulting from any indebtedness to which such Leased Property is subject), assuming the same is unencumbered by this Agreement and determined by agreement between Landlord and Tenant or, failing agreement, the appraisal procedures set forth in Article 19.


1.38 "Financial Officer's Certificate" shall mean, as to any Person, a certificate of the chief financial officer of such Person, duly authorized, accompanying the financial statements required to be delivered by such Person pursuant to Section 17.2, in which such officer shall certify (a) that such statements have been properly prepared in accordance with GAAP and fairly present in all material respects the financial condition of such Person at and as of the dates thereof and the results of its and their operations for the periods covered thereby, (except that, in the case of financial statements delivered pursuant to Sections 17.2(a) and 17.2(c), the certificate shall state the extent to which such financial statements are not in accordance with GAAP) and (b) certify that such officer has reviewed this Agreement and has no knowledge of any Default or Event of Default hereunder.


1.39 "Financials" shall mean, for any Fiscal Year or other accounting period of OpCo, annual audited and quarterly unaudited financial statements for OpCo, including OpCo's balance sheet and the related statements of income and cash flows, all in reasonable detail, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with GAAP throughout the periods reflected, except to the extent GAAP is customarily not complied with by OpCo in preparing quarterly unaudited financial statements.


1.40 "Fiscal Year" shall mean the twelve (12) month period from October 1 to September 30.


1.41  "Fixed Term" shall have the meaning given such term in Section 2.3.


1.42  "Fixtures" shall have the meaning given such term in Section 2.1(d).


1.43 "Franchise Agreement" shall mean, collectively, that certain Franchise Agreement of even date herewith by and between Franchisor, as franchisor, and OpCo, as franchisee and those certain Franchise Agreements of even date herewith by and between Franchisor, as franchisor, and each of the Facility Subsidiaries, as franchisee.


1.44 "Franchise Fees" shall mean all amounts payable by Tenant to Franchisor under the Franchise Agreement.

1.45 "Franchise Subordination Agreement" shall mean that certain Subordination Agreement of even date herewith, as the same may be amended from time to time, by and among OpCo, Landlord and Franchisor.


1.46 "Franchisor" shall mean, collectively, Magellan Health Services, Inc., a Delaware corporation, and Charter Franchise Services, LLC, a Delaware limited liability company.


1.47 "GAAP" shall mean generally accepted accounting principles consistently applied.


1.48 "Government Agencies" shall mean any court, agency, authority, board (including, without limitation, environmental p otection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental unit of the United States or the State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or the Collective Leased Properties or any portion thereof or the Facilities operated thereon.


1.49  "Hazardous Substances" shall mean any substance:


(a) the presence of which requires or may hereafter require notification, investigation or remediation under any federal, state or local statute, regulation, rule, ordinance, order, action or policy; or


         (b) which is or becomes defined as a "hazardous waste," "hazardous material" or "hazardous substance" or "pollutant" or contaminant" under any present or future federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C, et seq.) and the Resource Con ervation and Recovery Act (42 U.S.C, section 6901 et seq.) and the regulations promulgated thereunder; or


         (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof; or


         (d) the presence of which on any of the Collective Leased Properties causes or threatens to cause a nuisance upon such Leased Property or to adjacent properties or poses or threatens to pose a hazard to any of the Collective Leased Properties or to the health or safety of persons on or about any of the Collective Leased Properties; or


         (e) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or
                                      -7-

         (f) without limitation, which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or


         (g) without limitation, which contains or emits radioactive particles, waves or material; or


1.50 "Impositions" shall mean, with respect to any of the Collective Leased Properties, collectively, all taxes (including, without limitation, all taxes imposed under the laws of the State, as such laws may be amended from time to time, and all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, Tenant or the business conducted upon such Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees) and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of such Leased Property or the business conducted thereon by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord's interest in such Leased Property, (b) such Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with such Leased Property or the leasing or use of such Leased Property or any part thereof by Tenant; provided, however, that nothing contained herein shall be construed to require Tenant to pay (i) any tax based on net income imposed on Landlord, (ii) any net revenue tax of Landlord, (iii) any transfer fee or other tax imposed with respect to the sale, exchange, financing, mortgaging, or other disposition by Landlord of the applicable Leased Property or the proceeds thereof (other than in connection with the sale, exchange or other disposition to, or in connection with a transaction involving, Tenant), or (iv) any single business, franchise fees, gross receipts (other than a tax on any rent received by Landlord from Tenant), transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, except to the extent that any tax, assessment, tax levy or charge that Tenant is obligated to pay pursuant to the first sentence of this definition and that is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (i) or (ii) preceding is levied, assessed or imposed expressly in lieu thereof.


1.51 "Indebtedness" shall mean all obligations, contingent or otherwise, which in accordance with GAAP should be reflected on the obligor's balance sheet as debt.


1.52 "Insurance Requirements" shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy.

1.53 "Land" shall have the meaning given such term in Section 2.1(a).


1.54 "Landlord" shall have the meaning given such term in the preamble to this Agreement.


1.55 "Lease Year" shall mean any consecutive annual period starting on the Commencement Date and ending on the day prior to the anniversary thereof; provided that if the Commencement Date is not the first day of a calendar month then the first (1st) Lease Year shall end on the last day of the calendar month in which occurs the date which would otherwise be the last day of such Lease Year.


1.56 "Leased Improvements" shall have the meaning given such term in Section 2.1(b).


1.57  "Leased  Personal  Property"  shall  have the  meaning  given such term in
Section 2.1(e).


1.58 "Leased Property" shall mean any one of the Collective Leased Properties.


1.59 "Legal Requirements" shall mean, with respect to any of the Collective Leased Properties, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions af ecting such Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, certificates of need, authorizations and regulations necessary to operate such Leased Property for its Primary Intended Use, and (b) all covenants, agreements, restrictions and encumbrances contained in any instruments at any time in force affecting such Leased Property, including those which may (i) require material repairs, modifications or alterations in or to such Leased Property or (ii) in any way adversely affect the use and enjoyment thereof.


1.60 "Lending Institution" shall mean any insurance company, federally insured commercial or savings bank, national banking association, savings and loan association, employees' welfare, pension or retirement fund or system, syndicat d lenders' group, commercial finance company, leasing company, corporate profit sharing or pension trust, college or university, or real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, such trust having a net worth of at least $50,000,000.


1.61 "Lien" shall mean any mortgage, security interest, pledge, collate al assignment, or other encumbrance, lien or charge of any kind, or any transfer of any property or assets for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of any Person's general creditors.
                                      -9-

1.62 "Management Agreement" shall mean any agreement whether written or oral entered into between Tenant and any other party (including any Affiliated Person as to Tenant) pursuant to which management services are provided to all or substantially all of any Facility, together with all amendments, modifications or supplements thereto.


1.63 "Manager" shall mean the management party under any Management Agreement


1.64 "Minimum Rent" shall mean the following monthly sums with respect to the Fixed Term:




          Lease Year                    Minimum Rent Lease Year

               1                             $3,476,666.67

               2                             $3,650,500.00

               3                             $3,833,025.00

               4                             $4,024,676.25

               5                             $4,225,910.06

               6                             $4,437,205.56

               7                             $4,659,065.84

               8                             $4,892,019.13

               9                             $5,136,620.09

              10                             $5,393,451.09

              11                             $5,663,123.64

              12                             $5,946,279.82



With respect to each Extended Term, the Minimum Rent shall be an amount determined in accordance with Section 2.5.

1.65 "Notice" shall mean a notice given in accordance with Section 22.11.
                                      -10-

1.66 "Non-Priority Additional Rent" shall mean the installments of additional rent with respect to any Lease Year in excess of the Priority Additional Rent Base Amount.


1.67 "Officer's Certificate" shall mean a certificate signed by an officer of Tenant.


1.68 "OpCo" shall have the meaning given such term in the preamble to this Agreement.


1.69 "Overdue Rate" shall mean, on any date, a per annum rate of interest equal to the lesser of the Prime Rate plus six (6) percentage points and the maximum rate then permitted under applicable law.


1.70 "Parent" shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Subsidiaries, more than fifty percent (50%) of beneficial equity interest in such Person.


1.71 "Permitted Encumbrances" shall mean with respect to any of the Collective Leased Properties, all rights, restrictions, and easements of record set forth on Schedule B to the applicable owner's or leasehold title insurance policy issued to Landlord on the date hereof, plus any other such encumbrances as may have been consented to in writing by Landlord from time to time, plus items that constitute Permitted Exceptions under and as that term is defined in the Purchase Agreement.


1.72 "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.


1.73 "Philadelphia Facility" shall mean the "Charter Fairmount" Facility currently under renovation and located in Philadelphia, Pennsylvania.


1.74 "Primary Intended Use" shall have the meaning given such term in Section 4.1.1.


1.75 "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank (or its successor) as its prime rate in effect at its principal office in New York City, New York.


1.76 "Priority Additional Rent Base Amount" for any Lease Year shall mean an amount of Additional Rent equal to Ten Million Dollars ($10,000,000); provided, however, that if Landlord funds, or makes an irrevocable commitment to fund, Capital Expenditures for any Lease Year in an amount in excess of Ten Million Dollars ($10,000,000) at Tenant's request, then the Priority Additional Rent Base Amount for such Lease Year shall be increased to the amount of Capital Expenditures funded or committed to be funded by Landlord for such Lease Year. Notwithstanding the foregoing, in the event that, and for so long as, the accrued and unpaid Franchise Fees, including interest thereon, if any, equal or exceed Fifteen Million Dollars

($15,000,000), then the Priority Additional Rent Base Amount for any such Lease Year shall be reduced to $0.00; provided, however, that if Landlord funds, or makes an irrevocable commitment to fund, Capital Expenditures for any Lease Year in any amount at Tenant's request, then the Priority Additional Rent Base Amount for such Lease Year shall be increased from $0.00 to the amount of Capital Expenditures funded or committed to be funded by Landlord for such Lease Year. The Priority Additional Rent Base Amount shall be computed monthly in advance of the payment of Rent due hereunder for the next succeeding month. Such calculation shall be made on the 25th day of the month, unless the 25th day of the month is not a Business Day, in which event such calculation for such month shall be made on the first Business Day following such 25th day. Notwithstanding anything set forth above to the contrary, if any request by Tenant to Landlord for a disbursement of the Allowance in any Fiscal Year is for an amount in excess of the amount budgeted for capital expenditures in Tenant's approved annual budget for such Fiscal Year, then the Priority Additional Rent Base Amount shall not be increased as provided above to the extent that the amount of such request is above the budgeted amount unless such request is accompanied by Franchisor's consent to such requested amount.


1.77 "Purchase Agreement" shall have the meaning given uch term in Section 22.15 hereof.


1.78 "Qualified  Affiliate"  shall mean any (x) Parent or Subsidiary of OpCo, or
(y) partnership or limited liability company in which OpCo has an ownership interest of not less than 25%, whether or not such interest is controlling.


1.79 "Qualified Appraiser" shall mean an appraiser who is not in control of, controlled by or under common control with either Landlord or Tenant and has not been an employee of Landlord or Tenant or any Affiliated Person with respect to either of Landlord or Tenant at any time, who is qualified to appraise commercial real estate in the State and is a member of the American Institute of Real Estate Appraisers (or any successor association or body of comparable standin if such Institute is not then in existence) and who has held his or her certificate as an M.A.I, or its equivalent for a period of not less than three
(3) years, and has been actively engaged in the appraisal of commercial real estate in such area for a period of not less than five (5) years, immediately preceding his or her appointment hereunder.


1.80 "Regulated Medical Wastes" shall mean all materials generated by Tenant, subtenants, patients, occupants or the operators of the Collective Leased Properties which are now or may hereafter be subject to regulation pursuant to the Material Waste Tracking Act of 1988, or any Applicable Laws promulgated by any Government Agencies.


1.81 "Rent" shall mean, collectively, the Minimum Rent, Additional Rent and Additional Charges.


1.82 "SEC" shall mean the Securities and Exchange Commission.

1.83 "State" shall mean, as to each Leased Property, the state in which such Leased Property is located.


1.84 "Subordinated Creditor" shall mean any creditor of Tenant which is a party to a Subordination Agreement in favor of Landlord.


1.85 "Subordination Agreement" shall mean any agreement executed by a Subordinated Creditor pursuant to which the payment and performance of Tenant's obligations to such Subordinated Creditor are subordinated to the payment and performance of Tenant's obligations to Landlord under this Agreement.


1.86 "Subsidiary" shall mean, with respect to any Person, any Entity in which such Person owns directly, or indirectly through one or more Subsidiaries, more than fifty percent (50%) of the beneficial equity interest of such Person.


1.87  "Substitute  Leased  Property"  shall have the meaning  given such term in
Section 22.15 hereof.


1.88 "Substitution Date" shall have the meaning given such term in Section 22.15 hereof.


1.89 "Tenant" shall mean OpCo and the Facility Subsidiaries listed in Exhibit B, jointly and severally.


1.90 "Tenant's Personal Property" shall mean all tangible personal property now owned or hereafter acquired by Tenant on or after the date hereof and located at any of the Collective Leased Properties or used in connection with Tenant's business at any of the Collective Leased Properties, including, without limitation, all motor vehicles and consumable inventory and supplies, furniture, furnishings, movable walls and partitions, equipment and machinery and all other tangible personal property of Tenant, and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant.


1.91 "Term" shall mean, collectively, the Fixed Term and the Extended Terms, to the extent properly exercised pursuant to the provisions of Section 2.4, unless sooner terminated pursuant to the provisions of this Agreement.


1.92 "Unsuitable for Its Primary Intended Use" shall mean, with respect to any Facility, a state or condition of such Facility such that (a) following any damage or destruction involving such Leased Property, such Leased Property cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage or destruction, and as otherwise required by Section 10.2.3, within six (6) months following such damage or destruction or such shorter period of time as to which business interruption insurance is available to cover Rent and other costs related to such Leased Property following such damage or destruction, or (b) as the result of a partial taking by Condemnation, such Facility cannot be operated, in the good faith judgment of OpCo, on a commercially practicable basis for its Primary Intended Use taking into account, among other relevant factors, the number of usable beds, the amount of square footage, or the revenues affected by such damage or destruction or partial taking.


1.93 "Work" shall have the meaning given such term in Section 10.2.3.


2


                      COLLECTIVE LEASED PROPERTIES AND TERM

2.1 Collective Leased Properties.


     Upon and subject to the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord all of the following (collectively, the "Collective Leased Properties"):


         (a) those certain tracts, pieces and parcels of land conveyed to Landlord pursuant to Deeds dated on or about the date hereof, the common names and street addresses of which are set forth in Exhibit A attached hereto (the "Land");


         (b) all buildings, structures, Fixtures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land and all Capital Additions (collectively, the "Leased Improvements");


         (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements;


         (d) all equipment, machinery, fixtures, and other items of property, now or hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding Tenant's Personal Property (collectively, the "Fixtures");


         (e) all machinery, equipment, furniture, furnishings, moveable walls or partitions, computers or trade fixtures or other personal property of any kind or descript on used or
                                      -14-
         useful in Tenant's business on or in the Leased Improvements, and located on or in the Leased Improvements, including, without limitation, all "Personal Property" as defined in the Purchase Agreement, and all modifications, replacements, alterations and additions to such personal property, except items, if any, included within the category of Fixtures, but specifically excluding Tenant's Personal Property (collectively, the "Leased Personal Property"); and


         (f) all leases of space (including any security deposits held by Tenant pursuant thereto) in the Leased Improvements to tenants thereof.


         Landlord hereby assigns to Tenant, and Tenant hereby assumes, all of the leases described in clause (f) immediately preceding, such assumption being to the full extent set forth in the Assignment of Leases executed at the closing pursuant to the Purchase Agreement. In connection therewith, Tenant agrees to perform any and all covenants of landlord thereunder, past, present and future. Notwithstanding the foregoing, such leases shall, without the necessity of further documentation, be deemed reassigned to Landlord upon the expiration or earlier termination of the Term. In connection with any reassignment thereof occurring following an Event of Default hereunder, such reassignment shall not release Tenant from any liability thereunder with respect to the period ending prior to the expiration of the Term.


2.2 Condition of Collective Leased Properties.


     Tenant acknowledges receipt and delivery of possession of the Collective Leased Properties and Tenant accepts the Collective Leased Properties in their "as is" condition, subject to the rights of all occupants and parties in possession, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Collective Leased Properties, all applicable Legal Requirements, the lien of financing instruments, mortgages and deeds of trust, and such other matters which would be disclosed by an inspection of the Collective Leased Properties and the record title thereto or by an accurate survey thereof. TENANT REPRESENTS THAT IT HAS INSPECTED THE COLLECTIVE LEASED PROPERTIES AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD'S AGENTS OR EMPLOYEES WITH RESPECT THERETO, AND TENANT WAIVES ANY CLAIM OR ACTION AGAINST LANDLORD IN RESPECT OF THE CONDITION OF THE COLLECTIVE LEASED PROPERTIES. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE COLLECTIVE LEASED PROPERTIES OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. To the maximum extent permitted by law, however, Landlord hereby assigns to Tenant all of Landlord's rights to proceed against any predecessor in title for breaches of warranties or representations or for latent defects in the
                                      -15-

Collective Leased Properties. Landlord shall fully cooperate with Tenant in the prosecution of any such claims, in Landlord's or Tenant's name, all at Tenant's sole cost and expense. Tenant shall indemnify, defend, and hold harmless
Landlord from and against any loss, cost, damage or liability (including reasonable attorneys' fees) incurred by Landlord in connection with such cooperation.


2.3 Fixed Term.


     The initial term of this Agreement (the "Fixed Term") shall commence at 12:01 a.m. on the Commencement Date and shall expire at 11:59 p.m. on the last day of the twelfth (12th) Lease Year.


2.4 Extended Term.


     Provided that no Default or Event of Default shall have occurred and be continuing and this Agreement shall be in full force and effect, Tenant shall, subject to Section 2.5 below, have the right to extend the Term for each of four
(4) consecutive five (5)-year renewal terms (collectively, the "Extended Terms") for all, and not less than all, of the Collective Leased Properties.


     Each Extended Term shall commence on the day succeeding the expiration of the Fixed Term or the preceding Extended Term, as the case may be. All of the terms, covenants and provisions of this Agreement (including but not limited to those with respect to Additional Rent and payments of the Allowance) shall apply to each such Extended Term, except that (x) the Minimum Rent for each Extended Term shall be the Fair Market Rental for such Extended Term and shall be determined pursuant to Section 2.5 below and (y) Tenant shall have no right to extend the Term beyond the expiration of the Extended Terms. If Tenant shall elect to exercise any of the aforesaid options, it shall do so by giving
Landlord Notice thereof not later than one (1) year prior to the scheduled expiration of the then current Term of this Agreement (Fixed Term or Extended Term, as the case may be), it being understood and agreed that time shall be of the essence with respect to the giving of such Notice. Tenant may not exercise its option for more than one such Extended Term at a time. If Tenant shall fail to give any such Notice, this Agreement shall automatically terminate at the end of the Term then in effect and Tenant shall have no further option to extend the Term of this Agreement. If Tenant shall give such Notice, the extension of this Agreement shall be automatically effected without the execution of any additional documents, it being understood and agreed, however, that Tenant and Landlord shall execute such documents and agreements as either party shall reasonably require to evidence the same. Notwithstanding the provisions of the foregoing sentence, if, subsequent to the giving of such Notice, an Event of Default shall occur and be continuing, unless Landlord shall otherwise consent in writing, the extension of this Agreement shall cease to take effect and this Agreement shall automatically terminate at the end of the Term then in effect and Tenant shall have no further option to extend the Term of this Agreement.


2.5 Determination of Minimum Rent for Extended Terms.
                                      -16-

     The Minimum Rent for each Extended Term shall be equal to the amount set forth in clause (x) in Section 2.4 above and shall be determined by the mutual greement of Landlord and Tenant within thirty (30) days after Landlord receives Tenant's Notice exercising its option to extend with respect to such Extended Term, but in no event earlier than twelve (12) months prior to the commencement of the applicable Extended Term. In the event Landlord and Tenant are unable to agree on the Minimum Rent for such Extended Term within such period, such Minimum Rent shall be determined pursuant to appraisal in accordance with
Article 19.


3


                                      RENT

3.1 Rent.


     Tenant shall pay to Landlord, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction, Minimum Rent, Additional Rent and Additional Charges, during the Term, except as hereinafter expressly provided. All payments to Landlord shall be made by wire transfer of immediately available federal funds or by other means acceptable to Landlord and Tenant, each in its sole discretion. Rent for any partial month shall be prorated on a per diem basis based on a 365-day year and the actual number of days elapsed.


3.1.1 Minimum Rent.


     Minimum Rent shall be paid in advance on the first day of each calendar month; provided, however, that the first monthly installment of Minimum Rent shall be payable on the Commencement Date.


3.1.2 Additional Rent.


     Additional Rent shall be paid in advance on the first day of each calendar month; provided, however, that the first monthly installment of Additional Rent shall be payable on the Commencement Date. Except as otherwise set forth in
Section 12.1(a) hereof, Tenant's failure to pay Additional Rent shall not constitute a Default or Event of Default hereunder.


3.1.3 Additional Charges.


     In addition to the Minimum Rent and Additional Rent payable hereunder, Tenant shall pay and discharge as and when due and payable the following (collectively, "Additional Charges"):


     (a) Impositions. Subject to Article 8 relating to Permitted Contests, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto. Landlord, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns in respect of Landlord's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes and taxes on its capital stock, and Tenant, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by any government or Government Agency. Provided no Default or Event of Default shall have occurred and be continuing, if any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Collective Leased Properties as may be necessary to prepare any required returns and reports. In the event Government Agencies classify any property covered by this Agreement as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Landlord shall provide Tenant with copies of assessment notices in sufficient time for Tenant to file a protest. All Impositions assessed against such personal property shall be (irrespective of whether Landlord or Tenant shall file the relevant return) paid by Tenant not later than the last date on which the same may be made without interest or penalty. If the provisions of any Facility Mortgage require deposits on account of Impositions to be made with such Facility Mortgagee, provided the Facility Mortgagee has not elected to waive such provision, Tenant shall either pay Landlord the monthly amounts required at the time and place that payments of Minimum Rent are required and Landlord shall transfer such amounts to such Facility Mortgagee or, pursuant to written direction by Landlord, Tenant shall make such deposits directly with such Facility Mortgagee. Landlord shall, however, use commercially reasonable best efforts to cause any Facility Mortgagee not to impose such obligation on Tenant.


         Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge; provided, however, that Landlord's failure to give any such Notice shall in no way diminish Tenant's obligation hereunder to pay such Impositions, except that Landlord shall (unless Tenant itself knew, or should have known, about the existence of such Impositions obligation) pay all penalties, fines and other expenses arising out of Landlord's failure to give such Notice.

     (b) Utility Charges. Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Collective Leased Properties.


     (c) Insurance Premiums. Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article 9.


     (d) Other Charges. Tenant shall pay or cause to be paid all other amounts, liabilities and obligations which Tenant assumes or agrees to pay under this Agreement, including, without limitation, all agreements to indemnify Landlord under Sections 4.4 and 9.7.


     (e) Prorations. Tenant shall pay or cause to be paid all amounts required to be paid by OpCo under Section 10.4 of the Purchase Agreement.


     (f) Reimbursement for Additional Charges. If Tenant pays or causes to be paid property taxes or similar Additional Charges attributable to periods after the end of the Term, whether upon expiration or sooner termination of this Agreement (other than termination following an Event of Default), Tenant may, within sixty (60) days of the end of the Term, provide Notice to Landlord of its estimate of such amounts. Landlord shall promptly reimburse Tenant for all payments of such taxes and other similar Additional Charges that are attributable to any period after the Term of this Agreement (unless this Agreement shall have been terminated following an Event of Default). Tenant acknowledges that it has no claims against Landlord for Additional Charges attributable to the periods prior to the first day of the Term.


3.2 Late Payment of Rent.


     If any installment of (i) Minimum Rent, (ii) Additional Rent (with respect to which Landlord has made a disbursement of the Allowance) or (iii) Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid on its due date, Tenant shall pay Landlord, on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Tenant pays any Additional Charges directly to Landlord or any Facility Mortgagee pursuant to any requirement of this Agreement, Tenant shall be relieved of its obligation to pay such Additional Charges to the Entity to which they would otherwise be due.


     In the event of any failure by Tenant to pay any Additional Charges when due, Tenant shall promptly pay and discharge, as Additional Charges, every fine, penalty, interest and cost which may be added for non-payment or late payment of such items. Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent and Additional Rent, except as otherwise specifically provided in this Agreement.


3.3 Net Lease.


     The Minimum Rent shall be absolutely net to Landlord so that this Agreement shall yield to Landlord the full amount of the installments or amounts of Minimum Rent throughout the Term, subject to any other provisions of this Agreement which expressly provide for adjustment of such Minimum Rent.

3.4 No Termination, Abatement, Etc.


     Except as otherwise specifically provided in this Agreement, Tenant, to the maximum extent permitted by law, shall remain bound by this Agreement in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate this Agreement, nor seek, nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to or destruction of any of the Collective Leased Properties or any portion thereof from whatever cause or any Condemnation; (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of any of the Collective Leased Properties, or any portion thereof, or the interference with such use by any Person or by reason of eviction by paramount title; (c) any claim which Tenant may have against Landlord by reason of any default or breach of any warranty by Landlord under this Agreement or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (e) for any other cause whether similar or dissimilar to any of the foregoing. Tenant hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law, to (i) modify, surrender or terminate this Agreement or quit or surrender any of the Collective Leased Properties or any portion thereof, or (ii) entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable or other obligations to be performed by Tenant hereunder, except as otherwise specifically provided in this Agreement. The obligations of Tenant hereunder shall be separate and independent covenants and agreements, and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Agreement.


3.5 Annual Allowance.


     Provided no Default or Event of Default pursuant to Section 12.1(a) hereof has occurred and is continuing and this Agreement shall be in full force and effect, Landlord shall pay the Allowance to, or at the direction of, Tenant during each Lease Year of the Term. At least Ten Million Dollars ($10,000,000) of the Allowance shall be used to pay for Capital Expenditures made during such Lease Year. At Tenant's election, Tenant shall have the right to use up to Ten Million Dollars ($10,000,000) of the Allowance to pay for Impositions, premiums for insurance required pursuant
                                      -20-
to Article 9 hereof and franchise fees due and owing under the Franchise Agreement. Anything in this Agreement to the contrary notwithstanding, any and all assets paid for (or which are the subject of reimbursements to Tenant) by disbursements of the Allowance with respect to Capital Expenditures shall immediately be the property of Landlord and constitute part of the Collective Leased Properties. Any portion of the Allowance not utilized in a particular Lease Year shall, subject to the sentence immediately following, remain available for use in subsequent Lease Years. Notwithstanding the foregoing (x) in the event less than $10,000,000 of the Allowance for any Lease Year is used to pay for Capital Expenditures, then a portion of any amount remaining to be used in subsequent Lease Years shall be used only for Capital Expenditures, such portion being equal to the amount by which Capital Expenditures funded with the Allowance for such Lease Year were less than $10,000,000 and (y) in the event any portion of the Allowance (including amounts accrued from prior Lease Years) is not utilized as of the last day of the Term, such amount shall be deemed forfeited and Tenant will receive no payment or credit with respect thereto.


     In order to receive a disbursement of the Allowance, Tenant shall submit to Landlord (but not more often than twice monthly) a statement, certified pursuant to an Officer's Certificate transmitted therewith, setting forth in reasonable detail a description of the Capital Expenditures, impositions, premiums for insurance required pursuant to Article 9 hereof, and Franchise Fees incurred or owing during such Lease Year and for which an Allowance disbursement is sought. Such Officer's Certificate shall certify that the expenditures for which reimbursement is sought are either within Tenant's approved annual budget or have been approved by Franchisor. Within five (5) Business Days after receipt thereof, Landlord shall reimburse to Tenant (or, upon Tenant's written direction, included along with such certified statement, pay third-party contractors or vendors identified therein) appropriate amounts requested. Upon two (2) Business Days prior Notice Landlord shall have the right to audit Tenant's books and records to confirm the accuracy of any such statement.


     The foregoing provision hereof notwithstanding, in no event shall Landlord be obligated (x) to make disbursements in any Lease Year in excess of Ten Million Dollars ($10,000,000) with respect to impositions, premiums for insurance required pursuant to Article 9 hereof, and Franchise Fees, except to the extent that any amounts carry over from previous years pursuant to the first paragraph of Section 3.5, (y) to make disbursements with respect to any Lease Year in excess of the Additional Rent theretofore paid for such Lease Year, except to the extent that any amounts carry over from previous years pursuant to the first paragraph of Section 3.5 or (z) to make any disbursements of the Allowance if Tenant has failed to pay any monthly installments of Additional Rent at least equal to such disbursements.


4


                     USE OF THE COLLECTIVE LEASED PROPERTIES

4.1 Permitted Use.


4.1.1 Primary Intended Use.

     Tenant shall, at all times during the Term and at any other time that Tenant shall be in possession of any Leased Property, subject to Section 4.5 hereof, continuously use each of the Collective Leased Properties for the operation of a licensed acute or chronic care psychiatric hospital; licensed residential treatment center; licensed subacute hospital; licensed substance abuse, neurological, geriatric, correctional, juvenile justice or other healthcare service facility providing inpatient care; outpatient facility; or any combination of the foregoing; and the healthcare services provided by or at a Leased Property may include inpatient hospitalization, partial hospitalization programs, outpatient therapy, intensive outpatient therapy, ambulatory detoxification, behavioral modification programs and related services (provided such related services constitutes services intended to be provided as part of the "Franchised Business," as such term is defined in the Franchise Agreement), and for such other uses as may be incidental or necessary thereto, including the operation of any medical office buildings located on any such Leased Property (such use being hereinafter referred to as such Leased Property's "Primary Intended Use"). Tenant shall not use any of the Collective Leased Properties or any portion thereof for any other use without the prior written consent of Landlord. No use shall be made or permitted to be made of any of the Collective Leased Properties and no acts shall be done thereon which will cause the cancellation of any insurance policy covering any of the Collective Leased Properties or any part thereof (unless another adequate policy is available), nor shall Tenant sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about any of the Collective Leased Properties any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter's regulations. Tenant shall, at its sole cost, comply with all of the requirements pertaining to the Collective Leased Properties of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Collective Leased Properties and Tenant's Personal Property, including, without limitation, the Insurance Requirements. Tenant shall not take or omit to take any action, the taking or omission of which materially impairs the value or the usefulness of any of the Collective Leased Properties or any part thereof for its Primary Intended Use.


4.1.2 Necessary Approvals.


     Tenant shall proceed with all due diligence and exercise best efforts to obtain and maintain all approvals necessary to use and operate, for its Primary Intended Use, each o the Collective Leased Properties and each Facility located thereon under applicable law and, without limiting the foregoing, shall use its commercially reasonable best efforts to maintain appropriate licensure and participation in those reimbursement programs for which a Facility is eligible and in which management of the Facility desires to participate.


4.1.3 Lawful Use, Etc.


     Tenant shall not use or suffer or permit the use of any of the Collective Leased Properties or Tenant's Personal Property for any unlawful purpose. Tenant shall not commit or suffer to be committed any waste on any of the Collective Leased Properties, or in any Facility, nor shall Tenant cause or permit any nuisance thereon or therein. Tenant shall neither suffer nor permit any of the Collective Leased Properties or any portion thereof, including any Capital Addition or Tenant's Personal Property, to be used in such a manner as
(i) might reasonably tend to impair Landlord's (or Tenant's, as the case may be) title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of the applicable Leased Property or any portion thereof.


4.2 Compliance with Legal and Insurance Requirements, Etc.


     Subject to the provisions of Article 8, Tenant, at its sole expense,  shall
(i) comply in all material respects with Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of all of the Collective Leased Properties, and (ii) procure, maintain and comply in all material respects with all appropriate licenses, certificates of need, permits, and other authorizations and agreements required for any use of the Collective Leased Properties and Tenant's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Collective Leased Properties or any part thereof, including, without limitation, any Capital Additions.


4.3 Compliance with Medicaid and Medicare Requirements.


Tenant shall, at its sole cost and expense, make whatever improvements (capital or ordinary) as are required to conform each of the Collective Leased Properties to such standards as may, from time to time, be required by Federal Medicare (Title 18) or Medicaid (Title 19), to the extent Tenant is a participant in such programs or any other applicable programs or legislation, or capital improvements required by any other governmental agency having jurisdiction over such Leased Property as a condition of the continued operation of such Leased Property for its Primary Intended Use.


4.4 Environmental Matters.


4.4.1 Restriction on Use, Etc.


     Tenant shall not store, spill upon, dispose of or transfer to or from the Collective Leased Properties any Hazardous Substance, except that Tenant may store, transfer and dispose of Hazardous Substances in compliance with all
Applicable Laws. Tenant shall maintain the Collective Leased Properties at all times free of any Hazardous Substance (except such Hazardous Substan es as are maintained in compliance with all Applicable Laws). Tenant shall promptly: (a) notify Landlord in writing of any material change in the nature or extent of Hazardous Substances at any of the Collective Leased Properties, (b) transmit to Landlord a copy of any Community Right to Know report which is required to be filed by Tenant with respect to any of the Collective Leased Properties pursuant to SARA Title III or any other Applicable Law, (c) transmit to Landlord copies of any demand letters, complaints or other documents initiating legal action, citations, orders, notices or other material communications asserting claims by private parties or government agencies with respect to Hazardous Substances received by Tenant or its agents or representatives (collectively, "Environmental Notice"), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or could give rise to a material violation of any Applicable Law and/or could give rise to any material cost, expense, loss or damage (an "Environmental Obligation"),
(d) observe and comply with all Applicable Laws relating to the use, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use or maintenance or requiring the removal, treatment, containment or other disposition thereof, and (e) pay or otherwise dispose of any fine, charge or Imposition related thereto, unless Tenant shall contest the same in good faith and by appropriate proceedings and the right to use and the value of any of the Collective Leased Properties is not materially and adversely affected thereby.


     If at any time Hazardous Substances are discovered in violation of Applicable Laws on any of the Collective Leased Properties, Tenant shall take all actions and incur any and all expenses, as may be necessary or as may be required by any Government Agency, (i) to clean up and remove from and about such Leased Properties all Hazardous Substances thereon, (ii) to contain and prevent any further release or threat of release of Hazardous Substances on or about such Leased Properties and (iii) to use good faith efforts to eliminate any further release or threat of release of Hazardous Substances on or about such Leased Properties.


4.4.2 Environment Report.


     Six (6) months prior to expiration of the Term, Tenant shall designate a qualified environmental engineer, satisfactory to Landlord in its sole discretion, which engineer shall conduct an environmental investigation of the Collective Leased Properties and prepare an environmental site assessment report
(the  "Environmental   Report")  with  respect  thereto.   The  scope  of  such
Environmental Report shall include, without limitation, review of relevant records, interviews with persons knowledgeable about the Collective Leased Properties and relevant governmental agencies, a site inspection of the Collective Leased Properties, any buildings, the fencelines of the Collective Leased Properties and adjoining properties (Phase I) and shall otherwise be reasonably satisfactory in form and substance to Landlord. If such investigation, in the opinion of the performing engineer, indicates that any of the Collective Leased Properties are not environmentally sound and free from oil, asbestos, radon and other Hazardous Substances (except in compliance with Applicable Laws), such investigation shall also include a more detailed physical site inspection, appropriate testing, subsurface and otherwise, and review of historical records (Phase II) to demonstrate the compliance of such of the Collective Leased Properties with Applicable Laws and the absence of Hazardous Substances except in compliance with Applicable Laws.


     All Environmental Reports, and supplements and amendments thereto, shall be provided to Landlord contemporaneously with delivery thereof to Tenant. With respect to any recommendations contained in the Environmental Report, violations of Applicable Laws and/or the existence of any conditions at any of the Collective Leased Properties which could give rise to an Environmental Obligation, Tenant shall promptly give Notice thereof to Landlord, together with a description, setting forth in reasonable detail, all actions Tenant proposes to take in connection therewith and Tenant shall promptly take all actions, and incur any and all expenses, as may be required by Applicable Law or by any Government Agency or, in the case of conditions that could give rise to an Environmental Obligation, as may be reasonably required by Landlord, (i) to clean up, remove or remediate from and about the Collective Leased Properties all Hazardous Substances thereon, (ii) to contain, prevent and eliminate any further release or threat of release of Hazardous Substances on or about the Collective Leased Properties, and (iii) otherwise to eliminate such violation or condition from the Collective Leased Properties in accordance with Applicable Law .


     Landlord shall, provided no Event of Default has occurred and is continuing, Landlord shall, upon receipt of a bill, along with reasonable substantiation thereof, promptly reimburse Tenant for the reasonable out-of-pocket costs incurred in the preparation of the Phase I Environmental Report. In no event shall Landlord be obligated to pay or reimburse Tenant for the costs incurred in connection with any Phase II Report or in connection with any actions taken or proposed to be taken by Tenant as described in the immediately preceding paragraph.


4.4.3 Indemnification of Landlord.


     Tenant shall protect, indemnify and hold harmless Landlord and each Facility Mortgagee, their trustees, officers, agents, employees and beneficiaries, and any of their respective successors or assigns (hereafter the "Indemnities," and when referred to singly, an "Indemnitee") for, from and against any and all debts, liens, claims, causes of action, administrative orders or notices, costs, fines, penalties or expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon, incurred by or asserted against any Indemnitee resulting from, either directly or indirectly, the presence in, the Environment or any properties surrounding any of the Collective Leased Properties of any Hazardous Substances. Tenant's duty herein includes, but is not limited to, indemnification for costs associated with personal injury or property damage claims as a result of the presence of Hazardous Substances in, upon or under the soil or ground water of any of the Collective Leased Properties in violation of any Applicable Law. Upon Notice from Landlord, Tenant shall undertake the defense, at Tenant's sole cost and expense, of any indemnification duties set forth herein. The foregoing provisions hereof notwithstanding, Tenant's indemnification of any Facility Mortgagee pursuant to this Section 4.4.3 shall not extend to or include the investigation and defense expenses (including, but not limited to, legal and consulting fees and expenses) incurred by such Facility Mortgagee.


     Tenant shall, upon demand, pay to Landlord, as an Additional Charge, any cost, expense, loss or damage (including, without limitation, reasonable attorneys' fees) incurred by Landlord in asserting any right under this Section 4.4, including without limitation any right of indemnity under this Section
4.4.3 or otherwise arising from a failure of Tenant strictly to observe and perform the foregoing requirements, which amounts shall bear interest from the date incurred until paid by Tenant to Landlord at the Overdue Rate.


4.4.4 Survival.


     The provisions of this Section 4.4 shall survive the expiration or sooner termination of this Agreement.

4.5 Tenant's Right to Close Facilities.


     Provided that no Default or Event of Default (except pursuant to Section 12.1(e)) shall have occurred and be continuing, Tenant shall have the right at any time and from time to time, to cease its operations in any or all of the Facilities. Nothing herein shall entitle Tenant to any reduction in Rent or diminish any of Tenant's other obligations, including without limitation obligations to (x) maintain and insure any and all facilities, and (y) surrender each Facility upon expiration or sooner termination of the Term with all Tenant's Personal Property in place.


5


                             MAINTENANCE AND REPAIRS

5.1 Maintenance and Repair.


5.1.1 Tenant's Obligations.


     Tenant shall, at its sole cost and expense, keep each of the Collective Leased Properties and all private roadways, sidewalks and curbs appurtenant thereto (and Tenant's Personal Property) in good order and repair, reasonable wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Collective Leased Properties or Tenant's Personal Property, or any portion thereof), and shall promptly make all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term necessary for the Primary Intended Use (concealed or otherwise); provided, however, that Tenant shall be permitted to prosecute claims against Landlord's predecessors in title for breach of any representation or warranty made to or on behalf of Landlord or for any latent defects in the Collective Leased Properties. All repairs shall be made in a good, workmanlike and first-class manner, in accordance with all applicable federal, state and local statutes, ordinances, by-laws, codes, rules and regulations relating to any such work. Except as permitted by Section 4.5, Tenant shall not take or omit to take any action, the taking or omission of which materially impairs the value or the usefulness of any of the Collective Leased Properties or any part thereof for its respective Primary Intended Use. Tenant's obligations under this Section 5.1.1 as to any of the Collective Leased Properties shall be limited, in the event of any casualty or Condemnation involving such Leased Property, as set forth in Sections 10.2 and 11.2. Notwithstanding any provisions of this Section 5.1 to the contrary, Tenant's obligations with respect to Hazardous Substances are as set forth in
Section 4.4.


5.1.2 Landlord's Obligations.


     Landlord shall not, under any circumstances, be required to build or rebuild any improvement on the Collective Leased Properties, or to make any repairs, replacements, alterations, restorations or renewals of any nature or
description  to  the  Collective   Leased   Properties,  whether   ordinary  or
extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, or to maintain the Collective Leased Properties in any way, except as specifically provided herein. Tenant hereby waives, to the maximum extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect on the date hereof or hereafter enacted. Landlord shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic's lien laws now or hereafter existing.


5.1.3 Nonresponsibility of Landlord; No Mechanics Liens.


     Landlord's interest in the Collective Leased Properties shall not be subject to liens for Capital Additions made by Tenant, and Tenant shall have no power or authority to create any lien or permit any lien to attach to any of the Collective Leased Properties or the present estate, reversion or other estate of Landlord in the Collective Leased Properties or on the building or other improvements thereon as a result of Capital Additions made by Tenant or for any other cause or reason. All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Collective Leased Properties, or any part thereof, are hereby charged with notice that such liens are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished for Capital Additions by Tenant or for any other purpose during the term of this Agreement.


     Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to any of the Collective Leased Properties or any part thereof or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against any of the Collective Leased Properties or any part thereof nor to subject Landlord's estate in any of the Collective Leased Properties or any part thereof to liability under any Mechanic's Lien Law of the State in any way, it being expressly understood that Landlord's estate shall not be subject to any such liability.


5.2 Tenant's Personal Property.


     Tenant may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements any items of Tenant's Personal Property, and Tenant may, subject to
Section 7.2 and the conditions set forth below, remove and replace the same at any time in the ordinary course of business, provided that no Default or Event of Default has occurred and is continuing. Tenant shall provide and maintain throughout the Term all such Tenant's Personal Property as shall be necessary in order to operate all of the Facilities located at the Collective Leased Properties in compliance in all material respects with all applicable licensure and certification requirements, in compliance with applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for such Primary Intended Use. All of Tenant's Personal Property (except that removed and replaced in the ordinary course of business as permitted above, but including supplies and inventory that are equivalent, on an aggregate basis, in amount and value similar to that reasonably established for use by the Facilities in the immediately preceding Lease Year) shall remain at the Collective Leased Properties at the expiration or earlier termination of this Agreement without the necessity of any payment by Landlord to Tenant and without any obligation to account therefor.


     If Tenant uses any material item of tangible personal property on, or in connection with, any Leased Property which belongs to anyone other than Tenant, Tenant shall use its commercially reasonable best efforts to require the agreement permitting such use to provide that Landlord or its designee may assume Tenant's rights under such agreement upon management or operation of the applicable Facility by Landlord or its designee.


5.3 Yield Up.


     Upon the expiration or sooner termination of this Agreement, Tenant shall vacate and surrender each of the Collective Leased Properties to Landlord in the condition in which each of the Collective Leased Properties was in on the Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Agreement, reasonable wear and tear excepted (and Condemnation, in the event that this Agreement is terminated with respect to any of the Collective Leased Properties following a Condemnation in accordance with Article 11). Rents, real estate taxes and utilities shall be prorated in the same manner as set forth in Section 10.4 of the Purchase Agreement. Along therewith Tenant shall surrender to Landlord any and all records and documents related to the Collective Leased Properties and Tenant's Personal Property (i.e., but not, subject to Section 12.6 hereof, documents primarily related to Tenant's business operated therein) including documents and records obtained by Tenant pursuant to Section 10.2 of the Purchase Agreement. Landlord (or its designee) shall have the right, but not the obligation, to assume any or all contracts relating to the Collective Leased Properties and Tenant's Personal Property (i.e., contracts not primarily related to the business operated therein). In no event shall Landlord (or its designee) have any liability under such contracts for obligations or liabilities accruing under such contracts prior to the date of such assumption by such party. Tenant shall deliver to Landlord keys and security deposits (for assumed leases) in the same fashion as described in Sections 10.2(e) and 10.4(d) of the Purchase Agreement.


     In addition, upon the expiration or earlier termination of this Agreement, Tenant shall, at Landlord's sole cost and expense, use its commercially reasonable best efforts to transfer to and cooperate with Landlord or Landlord's nominee in connection with the processing of all applications for licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operation of the Facilities located on the Collective Leased Properties. If requested by Landlord, Tenant will continue to manage any such Facility after the expiration or sooner termination of the Term and for as long thereafter as is necessary (but not to exceed six (6) months following the date of such expiration or sooner termination) to obtain all necessary licenses, operating permits and other governmental authorizations, on such reasonable terms as Landlord shall request, but in any event Landlord shall pay to Tenant a management fee equal to the sum of (i) reasonable out-of-pocket costs and expenses of Tenant in providing management services, (ii) reasonable allocated internal costs of Tenant in providing management services (including but not limited to a reasonably allocated portion of the salaries and benefits costs of Tenant personnel who provide such services), and (iii) 10% of the sum of (i) and (ii). In connection with any such management arrangement, Tenant will, use its commercially reasonable best efforts to the extent reasonable necessary, maintain in effect during the period of its management arrangement, those contracts, including (for sixty (60) days after such expiration or sooner termination, but after sixty
(60) days, only if the Franchise Agreement has been assumed pursuant to Section 12.6) the Franchise Agreement, necessary for the performance of such management responsibilities and for the operation of the Facilities for the Primary Intended Use.

5.4 Encroachments, Restrictions, Etc.


     If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the affected Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting any of the Collective Leased Properties, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which any of the Collective Leased Properties is subject, upon the request of Landlord (but only as to any encroachment, violation or impairment that is not a Permitted Encumbrance) or of any Person affected by any such encroachment, violation or impairment, Tenant shall, at its sole cost and expense, subject to its right to contest the existence of any encroachment, violation or impairment in accordance with the provisions of Article 8, either
(a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant, or (b) make such changes in the Leased Improvements and take such other actions as are reasonably practicable to remove such encroachment and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements and, in any event, take all such actions as may be necessary in order to ensure the continued operation of the affected Leased Improvements for their respective Primary Intended Use substantially in the manner and to the extent such Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. Any such alteration shall be made in conformity with the applicable requirements of this Article 5. Tenant's obligations under this
Section 5.4 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance.


5.5 Landlord to Grant Easements, Etc.


     Landlord shall from time to time, so long as no Default or Event of Default shall have occurred and be continuing, at the request of Tenant and at Tenant's sole cost and expense, (a) grant easements and other rights in the nature of easements with respect to any of the Collective Leased Properties to third pa ties, (b) release existing easements or other rights in the nature of easements which are for the benefit of any of the Collective Leased Properties, (c) dedicate or transfer unimproved portions of any of the Collective Leased Properties for road, highway or other public purposes, (d) execute petitions to have any of the Collective Leased Properties annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting any of the Collective Leased Properties and (f) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, release, dedications, transfers, petitions and amendments (to the extent of its interests in such Leased Property); provided, however, that Landlord shall have first determined that such grant, release, dedication, transfer, petition or amendment is not detrimental to the operation of the applicable Leased Property for its Primary Intended Use and does not materially reduce the value of such Leased Property, and Landlord shall have received an Officer's Certificate confirming such determination, together with such additional information as Landlord may request.


5.6 Philadelphia Facility.


     In the event Franchisor does not complete the renovation/reconstruction of the Philadelphia Facility in a timely manner as required by the Purchase Agreement for any reason (whether or not such failure constitutes a breach of covenant by Franchisor pursuant to Section 7.1(q) of the Purchase Agreement), Tenant shall promptly do so at its sole cost. Tenant shall permit Franchisor to have access to the property on which the Philadelphia Facility is to be constructed for the purpose of performing such obligation.


6


                             CAPITAL ADDITIONS, ETC.

6.1 Construction of Capital Additions to the Leased Property.


     Tenant shall not construct or install Capital Additions on any of the Collective Leased Properties without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, provided that no consent shall be required for any Capital Addition so long as (a) the Capital Additions Costs for such Capital Addition are less than $1,000,000, (b) such construction or installation would not adversely affect or violate any Legal Requirement or Insurance Requirement applicable to the applicable Leased Property and (c) Landlord shall have received an Officer's Certificate certifying as to the satisfaction of the conditions set out in clauses (a) and (b) above. If Landlord's consent is required, prior to commencing construction of any Capital Addition, Tenant shall submit to Landlord, in writing, a proposal setting forth, in reasonable detail, any proposed Capital Addition and shall provide to Landlord such plans and specifications, permits, licenses, contracts and other information concerning the proposed Capital Addition as Landlord may reasonably request. Landlord shall have thirty (30) days to review all materials submitted to Landlord in connection with any such proposal. Failure of Landlord to respond to Tenant's proposal within thirty (30) days after receipt of all information and materials requested by Landlord in connection with the proposed Capital
Addition shall be deemed to constitute approval of such proposed Capital Addition. Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such Capital Addition and the use or uses to which it will be put. No Capital Addition shall be made which would tie in or connect any Leased Improvement on the applicable Leased Property with any other improvements on property adjacent to such Leased Property (and not part of the Land) including, without limitation, tie-ins of buildings or other structures or utilities. Any Capital Additions shall, upon the expiration or sooner termination of this Agreement, pass to and become the property of Landlord, free and clear of all encumbrances other than Permitted Encumbrances.


6.2 Financing of Capital Additions.


     Tenant may arrange for financing for Capital Additions from a Lending Institution; provided, however, that (i) any security interests in any property of Tenant, including, without limitation, Tenant's leasehold interest in the Collective Leased Properties, shall be expressly and fully subordinated to this Agreement and to the interest of Landlord in the Collective Leased Properties and to the rights of any then or thereafter existing Facility Mortgagee; and
(ii) Landlord shall have a right of first refusal to provide financing for Capital Additions in accordance with Section 6.6.


6.3 Capital Additions Financed by Landlord.


     If Landlord shall, (i) at the request of Tenant and in Landlord's sole discretion, or (ii) in the exercise of its rights of first refusal to provide financing pursuant to Section 6.6 hereof, elect to finance any proposed Capital Addition, Tenant shall provide Landlord with such information as Landlord may from time to time request, including, without limitation, the following:


(a) Evidence that such Capital Addition will be and, upon completion, has been, completed in compliance with the applicable requirements of State and federal law with respect to capital expenditures for health care facilities;


         (b) Copies of all building, zoning and land use permits and approvals and, upon completion of such Capital Addition, a copy of the certificate of occupancy for such Capital Addition, if required;


         (c) Such information, certificates, licenses, permits or other documents necessary to confirm that Tenant will be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use, including all required federal, State or local government licenses and approvals;


         (d) An Officer's Certificate and a certificate from Tenant's architect setting forth, in reasonable detail, the projected (or actual, if available) Capital Additions Cost, and invoices and lien waivers from Tenant's contractors for such work;


         (e) A deed conveying to Landlord title to any land acquired for the purpose of onstructing the Capital Addition free and clear of any liens or encumbrances, except those approved by Landlord, and, upon completion of the Capital Addition, a final as-built survey thereof reasonably satisfactory to Landlord;


         (f) Endorsements to any outstanding policy of title insurance covering the applicable Leased Property, or a commitment therefor, satisfactory in form and substance to Landlord, (i) updating such policy without any additional exceptions except as approved by Landlord, and (ii) increasing the coverage thereof by an amount equal to the Fair Market Value of the

         Capital Addition (except to the extent covered by the owner's policy of title insurance referred to in subparagraph (g) below);


         (g) If appropriate, (i) an owner's policy of title insurance insuring fee simple title to any land conveyed to Landlord pursuant to subparagraph (e) above, free and clear of all liens and encumbrances, except those approved by Landlord, and (ii) a lender's policy of title insurance, reasonably satisfactory in form and substance to Landlord and any Facility Mortgagee;


         (h) An appraisal of the applicable Leased Property by a Qualified Appraiser, acceptable to Landlord, and/or an Officer's Certificate stating that the value of the applicable Leased Property upon completion of the Capital Addition exceeds the Fair Market Value thereof prior to the commencement of such Capital Addition by an amount not less than 80% of the Capital Additions Cost; and


         (1) Prints of architectural and engineering drawings relating to such Capital Addition and such other certificates, documents, opinions of counsel, appraisals, surveys, certified copies of duly adopted resolutions of the board of directors of Tenant authorizing the execution and delivery of any lease amendment, or other instruments as may be reasonably required by Landlord, any Facility Mortgagee and any Lending Institution advancing or reimbursing Landlord or Tenant for any portion of the Capital Additions Cost.


         If Landlord shall finance the proposed Capital Addition, Landlord may elect (with Tenant's consent, such consent not to be unreasonably withheld) to obtain repayment of amounts so financed by an increase in the Rent payable hereunder.


          6.4 Non-Capital Additions.


     Tenant shall have the right, at Tenant's sole cost and expense, to make additions, modifications or improvements to the Collective Leased Properties which are not Capital Additions ("Non-Capital Additions") from time to time as Tenant, in its discretion, may deem desirable for the applicable Primary Intended Use, provided that any such Non-Capital Addition will not materially detract from the value, operating efficiency or revenue-producing capability of the applicable Leased Property or adversely affect the ability of Tenant to comply with the provisions of this Agreement, and, without limiting the foregoing, will not violate any Legal Requirement or Insurance Requirement applicable to the applicable Leased Property. All such Non-Capital Additions shall, upon expiration or earlier termination of this Agreement, pass to and become the property of Landlord, free and clear of all liens and encumbrances, other than Permitted Encumbrances.


6.5 Salvage.

     All materials which are scrapped or removed in connection with the making of either Capital Additions or Non-Capital Additions or repairs required by
Article 5 shall be the property of the Landlord.


6.6  Landlord's  Right  of  First  Refusal  to  Provide  Financing  for  Capital
Additions.


     In the event that at any time during the Term Tenant shall elect to obtain construction financing in excess of $1,000,000 for any Capital Additions, Tenant shall give Notice thereof to Landlord, which notice shall set forth in reasonable detail the terms of such financing, shall identify the source thereof and shall include a copy of a final form of commitment letter therefor. Landlord shall have the right, exercisable by the giving of Notice to Tenant within thirty (30) days after such notice from Tenant, to provide a final form of commitment for such financing on the same terms and conditions as described in the Notice given to Landlord. In the event that Landlord shall exercise such option, Tenant shall be obligated to obtain such financing from Landlord on the terms and conditions set forth in the Notice to Landlord. In the event that Landlord shall decline to provide such financing or shall fail to give such notice to Tenant, Tenant shall be free to obtain such financing from the party identified in, and on the terms and conditions set forth in, the Notice given to Landlord with respect thereto.


7


                                      LIENS

7.1 Liens.


     Subject to Article 8 and Section 16.5, Tenant shall not, directly or indirectly, create or allow to remain and shall promptly discharge, at its expense, any lien, encumbrance, attachment, title retention agreement or claim up on the Collective Leased Properties or a non-consensual lien against Tenant's leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) Permitted Encumbrances, (b) restrictions, liens and other encumbrances which are consented to in writing by Landlord, (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder,
(d) subleases permitted by Article 16, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet payable, or (ii) are being contested in accordance with Article 8, (f) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable or are for sums that are being contested in accordance with Article 8, and (g) any Facility Mortgages or other liens which are the responsibility of Landlord pursuant to the provisions of Article 20.


7.2 Landlord's Lien.


     In addition to any statutory landlord's lien and in order to secure payment of the Rent and all other sums payable hereunder by Tenant and the performance of all of Tenant's other obligations hereunder, and to secure payment of any loss, cost or damage which Landlord may suffer by reason of Tenant's breach of this Agreement, Tenant hereby grants unto Landlord a security interest in and an express contractual lien upon Tenant's Personal Property, and all proceeds therefrom, subject to any Permitted Encumbrances; and such Tenant's Personal Property shall not be removed from the Collective Leased Properties at any time when a Default or an Event of Default has occurred and is continuing as otherwise permitted pursuant to Section 5.2. In addition, Tenant hereby grants unto Landlord a security interest in those contracts described in Section 12.6 hereof.


     Upon Landlord's request, Tenant shall execute and deliver to Landlord financing statements in form sufficient to perfect the security interest of Landlord in (x) Tenant's Personal Property and the proceeds thereof, and (y) the contracts described in Section 12.6 hereof, in accordance with the provisions of the applicable laws of the State. The security interest herein granted is in addition to any statutory lien for the Rent.


8


                               PERMITTED CONTESTS

     Tenant shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim (collec ively, "Claims") as to any of the Collective Leased Properties, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending Tenant's obligation to pay any Claims as finally determined, (b) such contest shall not cause Landlord or Tenant to be in default under any mortgage or deed of trust (except with respect to any Facility Mortgage, the terms of which have not been fully disclosed to Tenant) encumbering such Leased Property or any interest therein or result in or reasonably be expected to result in a lien attaching to such Leased Property,
(c) no part of such Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (d) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys' fees, incurred by Landlord in connection therewith or as a result thereof. Upon Landlord's request made as a result of a requirement of any Facility Mortgagee, Tenant shall either
(i) provide a bond or other assurance reasonably satisfactory to Landlord that all Claims which may be assessed against any of the Collective Leased Properties, together with all interest and penalties thereon will be paid, or
(ii) deposit within the time otherwise required for payment with a bank or trust company, as trustee, as security for the payment of such Claims, an amount sufficient to pay the same, together with interest and penalties in connection therewith and all Claims which may be assessed against or become a Claim on any of the Collective Leased Properties, or any part thereof, in connection with any such contest. Tenant shall furnish Landlord and any Facility Mortgagee with reasonable evidence of such deposit within five (5) days after request therefor. Landlord agrees, however, to use commercially reasonable best efforts to cause any Facility Mortgagee not to require any bond or deposit by Tenant as hereinabove provided. Landlord agrees to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith). Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord and for which Landlord has been fully reimbursed by Tenant. If Tenant shall fail (x) to pay any Claims when finally determined, (y) to provide security therefor as provided in this Article 8, or
(z) to prosecute any such contest diligently and in good faith, Landlord may, upon reasonable notice to Tenant (which notice may be oral and shall not be required if Landlord shall reasonably determine that the same is not practicable), pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Charges.



9


                          INSURANCE AND INDEMNIFICATION

9.1 General Insurance Requirements.


     Tenant shall, at all times during the Term and at any other time Tenant shall be in possession of any of the Collective Leased Properties, keep each of the Collective Leased Properties and Tenant's Personal Property insured against the risks and in the amounts as follows and shall maintain (for so long as such insurance is commercially available) the following insurance:

(a) "All-risk" property insurance, including insurance against loss or damage by fire, vandalism and malicious mischief, explosion of steamboilers, pressure vessels or other similar apparatus, now or hereafter installed in the Facility located at such Leased Property, extended coverage perils, earthquake (providing annual aggregate limits of One Hundred Million Dollars ($100,000,0 0) as to all locations outside of California and annual aggregate limits of Fifty Million Dollars ($50,000,000) as to all locations within California) and all physical loss perils insurance, including, but not limited to, sprinkler leakage, in an amount (subject to Section 9.5) equal to one hundred percent (100%) of the then full Replacement Cost thereof (as defined in Section 9.2), with the usual extended coverage endorsements, including a Replacement Cost Endorsement and Builder's Risk Coverage during the continuance of any construction at such Leased Property;

(b) Business interruption and blanket earnings plus extra expense under a rental value insurance policy covering risk of loss during the lesser of the first twelve (12) months of reconstruction or the actual reconstruction period necessitated by the occurrence of any of the hazards described in subparagraphs
(a) and (b) above in such amounts as may be customary for comparable properties in the area and in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer;


(c) Comprehensive general liability insurance, including bodily injury and property damage (on the broadest form available, including broad form contractual liability, fire legal liability and completed operations coverage) having policy limits as to claims with respect to the Collective Leased Properties of at least One Million Dollars ($1,000,000) per occurrence, Three Million Dollars ($3,000,000) aggregate per location, subject to a Five Million Dollar ($5,000,000) aggregate limit as to all locations, and with respect to claims arising out of malpractice in an amount not less than One Million Dollars ($1,000,000) per occurrence, subject to a Five Million Dollars ($5,000,000) aggregate limit as to all Facilities, provided that such limits shall be modified to conform to any required underlying statutory coverage, such as State Patient Compensation Funds, or the like, and Umbrella coverage shall be provided having limits of Twenty Million Dollars ($20,000,000) per occurrence and in the aggregate and attaching in excess of policy limits as to general liability, malpractice, Patient Compensation Fund programs, where applicable, and employer's liability coverage;

(d) Flood (when the applicable Leased Property is located in whole or in part within an area identified as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, or the Flood Disaster Protection Act of 1973, as amended (or any successor acts thereto)) and such other hazards and in such amounts as may be customary for comparable properties in the area, said coverage to be in an amount equal to the lesser of the full Replacement Cost of the applicable Leased Property or the maximum amount available;


(e) Worker's compensation insurance coverage for all persons employed by Tenant on the applicable Leased Property with statutory limits and otherwise with limits of and provisions in accordance with the requirements of applicable local, State and federal law, and employer's liability insurance having a limit of $1,000,000; and


(f) Such additional insurance and endorsements (and/or increased amounts of insurance hereinabove required) as may be reasonably required, from time to time, by Landlord.


9.2 Replacement Cost.


     "Replacement Cost" as used herein, shall mean the actual replacement cost of the property requiring replacement from time to time, including an increased cost of construction endorsement, less exclusions provided in the standard form of fire insurance policy. In the event either party believes that the then full Replacement Cost has increased or decreased at any time during the Term, such party, at its own cost, shall have the right to have such full Replacement Cost redetermined by an accredited appraiser approved by the other, which approval shall not be unreasonably withheld or delayed. The party desiring to have the full Replacement Cost so redetermined shall forthwith, on receipt of such determination by such appraiser, give written notice thereof to the other. The determination of such appraiser shall be final and binding on the parties hereto, and Tenant shall forthwith conform the amount of the insurance carried to the amount so determined by the appraiser.


9.3 Waiver of Subrogation.


     Landlord and Tenant agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in the State) with respect to any property loss which is covered by insurance then being carried by Landlord or Tenant, respectively, the party carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom. In the event that any extra premium is payable by Tenant as a result of this provision, Landlord shall not be liable for reimbursement to Tenant for such extra premium.


9.4 Form Satisfactory, Etc.

All insurance policies and endorsements required pursuant to this Article 9 shall be fully paid for, nonassessable and shall contain such provisions and expiration dates and be in such form and amounts and issued by insurance carriers authorized to do business in the State, having a general policy holder's rating f at least A-in Best's latest rating guide (or such other comparable rating or such other customarily used rating agency as may be required by any Facility Mortgagee), and otherwise as shall be approved by Landlord. Without limiting the foregoing, such policies shall include only deductibles reasonably approved by Landlord and shall name Landlord and any Facility Mortgagee as additional insureds. All losses shall be payable to Landlord or Tenant as provided in Article 10. Any loss adjustment shall require the prior written consent of Landlord and Tenant. Tenant shall pay all insurance premiums and deliver policies or certificates thereof to Landlord prior to their effective date (and, with respect to any renewal policy, thirty (30) days prior to the expiration of the existing policy), and, in the event Tenant shall fail to effect such insurance as herein required, to pay the premiums therefor or to deliver such policies or certificates to Landlord or any Facility Mortgagee at the times required, Landlord shall have the right, but not the obligation, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Landlord, upon demand, as Additional Charges, together with interest accrued thereon at the Overdue Rate from the date such payment is made until the date repaid. All such policies shall provide Landlord (and any Facility Mortgagee, if required by the same) thirty (30) days' prior written notice of any material modification, expiration or cancellation of such policy. Tenant may satisfy its insurance obligations through the use of (i) a risk retention group or purchasing group or captive insurance company with a capital structure reasonably approved by Landlord or (ii) a self insurance program with retention limits reasonably approved by Landlord and an excess policy or policies provided by an insurer meeting the requirements of this Agreement.


9.5 Blanket Policy.


     Notwithstanding anything to the contrary contained in this Article 9, Tenant's obligation to maintain the insurance herein required may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant, provided that (a) the coverage thereby afforded will not be reduced or diminished from that which would exist under a separate policy meeting all other requirements of this Agreement, except that the blanket all-risk policy may provide coverage as to the Collective Leased Properties to a limit of Two Hundred Million Dollars ($200,000,000) per occurrence and (b) the requirements of this Article 9 are otherwise satisfied.


9.6 No Separate Insurance.

     Tenant  shall  not  take  out  separate  insurance  concurrent  in  form or contributing in the event of loss with that required by this Article 9, or increase the amount of any existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of such insurance, including Landlord and all Facility Mortgagees, are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under the insurance required to be carried pursuant to this Agreement. In the event Tenant shall take out any such separate insurance or increase any of the amounts of the then existing insurance, Tenant shall give Landlord prompt Notice thereof.


9.7 Indemnification of Landlord.

     Notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Collective Leased Properties or adjoining sidewalks or rights of way, including, without limitation, any claims of malpractice, (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair of the Collective Leased Properties or Tenant's Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which Landlord is made a party or participant relating to the Collective Leased Properties or Tenant's Personal Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof, including failure to perform obligations (other than Condemnation proceedings), to which Landlord is made a party, (c) any Impositions (which are the obligations of Tenant to pay pursuant to the applicable provisions of this Agreement), and (d) any failure on the part of Tenant or anyone claiming under Tenant to perform or comply with any of the terms of this Agreement. Tenant shall pay all amounts payable under this Section
9.7 within ten (10) days after demand therefor and, if not timely paid, such amounts shall bear interest at the Overdue Rate from the date of determination to the date of payment. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or may compromise or otherwise dispose of the same, with Landlord's prior written consent (which consent may not be unreasonably withheld or delayed). The obligations of Tenant under this Section 9.7 are in addition to the obligations set forth in Section 4.4 and shall survive the termination of this Agreement.



9.8 Independent Contractor.

     Tenant shall cause any person or company (each a "Contractor") entering upon any of the Collective Leased Properties to provide any installation, construction or repair which x) constitutes a Capital Addition or (y) has an anticipated cost in excess of $250,000 to: (a) have in full force and effect Contractor's Liability Coverage (hereafter defined) effective throughout the period said Contractor is upon said Leased Property and (b) deliver a certificate ("Contractor's Insurance Certificate") evidencing compliance with subpart (a) to Tenant prior to the Contractor's first entry upon said Leased
Property. As used herein the term Contractor's Liability Coverage means a comprehensive general liability insurance policy meeting the requirements of this Article 9 (as if required to be provided by Tenant) except the minimum policy limit shall be $500,000 per occurrence and $1,000,000 in the aggregate. Within thirty (30) days after delivery of Landlord's written request, Tenant shall deliver copies of all Contractor's Certificates to Landlord.


10

                                    CASUALTY

10.1 Insurance Proceeds.


     All proceeds payable by reason of any loss or damage to the Collective Leased Properties, or any portion thereof, and insured under any policy of property or casualty insurance required by Article 9 (other than proceeds of business interruption insurance) in excess of $1,000,000 shall be paid directly to Landlord and retained by Landlord (subject to the provisions of Section 10.2). If Tenant is required to reconstruct or repair any of the Collective Leased Properties as provided herein, such proceeds shall be paid out by Landlord from time to time for the reasonable costs of reconstruction or repair of such Leased Property necessitated by such damage or destruction, subject to the provisions of Section 10.2.3. Provided no Default or Event of Default has occurred and is continuing, any excess proceeds of insurance remaining after the completion of the restoration shall be paid to Tenant. All salvage resulting from any risk covered by insurance shall belong to Landlord.



10.2 Damage or Destruction.

10.2.1 Obligation to Restore. If, during the Term, any of the Collective Leased Properties shall be totally or partially destroyed Tenant shall promptly restore such Facility as provided in Section 10.2.3.


10.2.2 Insufficient Insurance Proceeds. If the cost of the repair or restoration of the applicable Leased Property exceeds the amount of insurance proceeds received by Landlord pursuant to Article 10, upon the demand of Landlord, Tenant shall contribute any excess amounts needed to restore such Leased Property. Such difference shall be paid by Tenant to Landlord and held by Landlord, together with any other insurance proceeds, for application to the cost of repair and restoration.


10.2.3 Disbursement of Proceeds. Tenant shall, at its sole cost and expense, commence promptly and continue diligently to perform the repair and restoration of such Leased Property (hereinafter called the "Work"), or shall cause the same to be done, so as to restore such Leased Property in full compliance with all Legal Requirements and so that such Leased Property shall be at least equal in value and general utility to its general utility and value immediately prior to such damage or destruction. Subject to the terms hereof, Landlord shall advance such property and casualty insurance proceeds and the amounts paid to it pursuant to Section 10.2.2 to Tenant regularly during the repair and restoration period so as to permit payment for the cost of any such restoration and repair. Any such advances shall be for not less than $100,000 (or such lesser amount as equals the entire balance of the repair and restoration) and Tenant shall submit to Landlord a written requisition and substantiation therefor on such form or forms as may be reasonably acceptable to Landlord. Landlord may, at its option, condition advancement of said insurance proceeds and other amounts on
(i) the absence of any Default or Event of Default, (ii) its approval of plans and specifications of an architect satisfactory to Landlord, (iii) general contractors' estimates, (iv) architect's certificates, (v) unconditional lien waivers of general contractors, (vi) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required and (vii) such other certificates as Landlord may, from time to time, reasonably require.
 Landlord's obligation to disburse insurance proceeds under this Article 10 shall be subject to the release of such proceeds by the applicable Facility Mortgagee to Landlord.


     Tenant's obligation to restore the applicable Leased Property pursuant to this Article 10 shall be subject to the release of available insurance proceeds by the applicable Facility Mortgagee to Landlord; provided, however, that Tenant shall be entitled to cease operations at such Facility pursuant to and in accordance with Section 4.5 above. In the event Tenant elects to close such Facility as aforesaid, Tenant shall, as Additional Charges, pay to Landlord all property or casualty insurance proceeds received in connection therewith, along with any deductible or retention, but in no event shall Tenant pay to Landlord less than the full Replacement Cost of such Facility, including Tenant's Personal Property.



10.3 Tenant's Property.

All insurance proceeds payable by reason of any loss of or damage to any of Tenant's Personal Property shall be paid to Tenant, and, to the extent necessary to repair or replace Tenant's Personal Property in accordance with Section 10.4, Tenant shall hold such proceeds in trust to pay the cost of repairing or replacing damaged Tenant's Personal Property.


10.4 Restoration of Tenant's Property.


     If Tenant is required to restore the applicable Leased Property as hereinabove provided, Tenant shall either (a) restore all alterations and improvements made by Tenant and Tenant's Personal Property, or (b) replace such alterations and improvements and Tenant's Personal Property with improvements or items of the same or better quality and utility in the operation of such Leased Property.


10.5 No Abatement of Rent.


     This Agreement shall remain in full force and effect and Tenant's obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any damage involving any of the Collective Leased Properties (provided that Landlord shall credit against such payments any amounts paid to Landlord as a consequence of such damage under any business interruption insurance obtained by Tenant hereunder). The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction to the applicable Leased Property and, to the maximum extent permitted by law, no local or State statute, laws, rules, regulation or ordinance in effect during the Term which provide for such a contingency shall have any application in such case.


10.6 Waiver.


     Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of any of the Collective Leased Properties.



11

                                  CONDEMNATION

11.1 Total Condemnation, Etc.


     If either (i) the whole of any of the Collective Leased Properties shall be taken by Condemnation or (ii) a Condemnation of less than the whole of any of the Collective Leased Properties renders such Leased Property Unsuitable for Its Primary Intended Use, this Agreement shall terminate with respect to such Leased Property, Tenant and Landlord shall seek the Award for their interests in such Leased Property as provided in Section 11.5 and the Minimum Rent thereafter payable shall be reduced by one-twelfth (1/12th) of the product of (x) ten percent (10%), and (y) the Award received by Landlord with respect to such Leased Property, net of all expenses incurred by Landlord in obtaining the same, including reasonable attorneys' fees.


11.2 Partial Condemnation.


     In the event of a Condemnation of less than the whole of any of the Collective Leased Properties such that such Leased Property is still suitable for its Primary Intended Use, Tenant shall, at its sole cost and expense, commence promptly and continue diligently to restore the untaken portion of the Leased Improvements on such Leased Property so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to such Condemnation, in full compliance with all Legal Requirements. Subject to the terms hereof, Landlord shall contribute to the cost of restoration that part of the Award necessary to complete such repair or restoration, together with severance and other damages awarded for the taken Leased Improvements, to Tenant regularly during the restoration period so as to permit payment for the cost of such repair or restoration. Landlord may, at its option, condition advancement of such Award and other amounts on (i) the absence of any continuing Event of Default, (ii) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld or delayed), (iii) general contractors' estimates, (iv) architect's certificates, (v) unconditional lien waivers of general contractors, (vi) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required and (vii) such other certificates as Landlord may, from time to time, reasonably require. Landlord's obligation under this Section 11.2 to disburse the Award and such other amounts shall be subject to (x) the collection thereof by Landlord and (y) the satisfaction of any applicable requirements of any Facility Mortgage, and the release of such Award by the applicable Facility Mortgagee. Tenant's obligation to restore the applicable Leased Property shall be subject to the release of the Award by the applicable Facility Mortgagee to Landlord. If the cost of the restoration of the applicable Leased Property exceeds that part of the Award necessary to complete such restoration, together with severance and other damages awarded for the taken Leased Improvements, Tenant shall contribute upon the demand of Landlord any excess amounts needed to restore such Leased Property. Such difference shall be paid by Tenant to Landlord and held by Landlord, together with such part of the Award and such severance and other damages, for application to the cost of restoration.


11.3 Abatement of Rent.


     Other than as specifically provided in this Agreement, this Agreement shall remain in full force and effect and Tenant's obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any Condemnation involving the Collective Leased Properties. The provisions of this Article 11 shall be considered an express agreement governing any Condemnation involving any or all of the Collective Leased Properties and, to the maximum extent permitted by law, no local or State statute, law, rule, regulation or ordinance in effect during the Term which provides for such a contingency shall have any application in such case.


11.4 Temporary Condemnation.


     In the event of any temporary Condemnation of all or any part of the Collective Leased Properties or Tenant's interest therein, this Agreement shall continue in full force and effect, and Tenant shall continue to pay, in the manner and on the terms herein specified, the full amount of the Rent. Tenant shall continue to perform and observe all of the other terms and conditions of this Agreement on the part of Tenant to be performed and observed. Provided no Default or Event of Default has occurred and is continuing, the entire amount of any Award made for such temporary Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Tenant. Tenant shall, promptly upon the termination of any such period of temporary Condemnation, at its sole cost and expense, restore such Leased Property to the condition that existed immediately prior to such Condemnation, in full compliance with all Legal Requirements, unless such period of temporary Condemnation shall extend beyond the expiration of the Term, in which event Tenant shall not be required to make such restoration. For purposes of this
Section 11.4, a Condemnation shall be deemed to be temporary if the period of such Condemnation is not expected to, and does not, exceed twenty-four (24) months.


11.5 Allocation of Award.


     Except as provided in the second sentence of this Section 11.5, the total Award shall be solely the property of and payable to Landlord. Any portion of the Award made for the taking of Tenant's leasehold interest in the applicable Leased Property, loss of business during the remainder of the Term, or Tenant's removal and relocation expe ses shall be the sole property of and payable to Tenant (subject to the provisions of Section 11.2). In any Condemnation proceedings, Landlord and Tenant shall each seek its own Award in conformity herewith, at its own expense.



12

                              DEFAULTS AND REMEDIES

12.1 Events of Default.


     The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:


     (a) Tenant fails (i) to make any payment of the Rent payable hereunder when due and such failure continues for a period of ten (10) days after the date due, or (ii) to make any required payments of real estate taxes by the earlier of (a) ten (10) days following Notice from Landlord that such payment is due and owing and unpaid, and (b) the date which is 30 days prior to the date on which a Government Authority has the right to sell or initiate the process for selling the applicable Leased Property due to a failure to pay the real estate taxes. The foregoing provisions hereof notwithstanding, (x) Tenant's failure to pay Additional Rent shall not constitute an Event of Default, except if Tenant fails to pay Additional Rent in at least the amount of the Allowance disbursed to date by Landlord, and (y) with respect to the failure to pay Additional Charges that are amounts owed to third parties (other than real estate taxes), the failure to pay such amounts shall not constitute an Event of Default under this
     Section 12.1(a) if Tenant pays the same in full, along with all interest, penalties and late charges due and owing to such third parties, no later than ten (10) days following Notice from Landlord that such sum is due and owing. In the event Landlord gives Notice of such circumstances to Tenant twice in any Lease Year, then on each subsequent occasion for the remainder of such Lease Year when Landlord gives Tenant any such Notice, Tenant shall pay to Landlord, as Additional Charges (whether or not Tenant pays such third party within ten (10) days as aforesaid), the sum of One Thousand Five Hundred Dollars ($1,500).


     (b) Tenant fails to maintain the insurance coverages required under Article 9 within five (5) days after Notice thereof from Landlord.


     (c) Tenant defaults in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clauses (a) and (b) above), and, in either case, such default continues for a period of thirty (30) days after Notice thereof from Landlord to Tenant (provid d that no such Notice shall be required if Landlord reasonably determines that immediate action is necessary to protect person or property); provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure such default within thirty (30) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed an additional one hundred eighty (180) days in the aggregate) as may be necessary to cure such default with all due diligence.


     (d) Any obligation of Tenant in respect of any Indebtedness in a principal amount in excess of $10,000,000 for money borrowed or for the deferred purchase price of any material property or services, is declared to be, or is a result of acceleration becomes, due and payable prior to the stated maturity thereof.


     (e) There occurs a final unappealable determination by applicable federal or State authorities of the revocation or limitation of any license, permit, certification, certificate of need or approval required for the lawful operation of any of the Facilities in accordance with its Primary
     Intended  Use  or  the  loss  or  limitation  of  any   license,   permit,
     certification, certificate of need or approval under any other circumstances under which Tenant is required to cease its operation of such Facility in accordance with its Primary Intended Use at the time of such loss or limitation, provided, however, that if Tenant ceases its operations in such Facility pursuant to and in accordance with its right to do so under Section 4.5 hereof, the closing thereof shall cause such Event of Default to be deemed no longer continuing.


     (f) Any representation or warranty made by or on behalf of Tenant under or in connection with this Agreement, or in any document, certificate, or agreement delivered in connection herewith proves to have been false or misleading in any material respect on the date when made or deemed made.


     (g) Tenant is generally not paying its debts as they become due, or Tenant makes a general assignment for the benefit of creditors.


     (h) Any petition is filed by or against Tenant under the Federal bankruptcy laws, or any other proceeding is instituted by or against Tenant seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bank uptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or for any substantial part of the property of Tenant and such proceeding is not dismissed within ninety (90) days after institution thereof, or Tenant takes any action to authorize or effect any of the actions set forth above in this paragraph.


     (i) Tenant causes or institutes any proceeding for its dissolution or termination.


     (j) subject to Section 4.5 hereof, Tenant voluntarily ceases operation of any of the Collective Leased Properties for its Primary Intended Use for a period in excess of thirty (30) consecutive days, except as a result of damage, destruction or partial or complete Condemnation.


     (k) The estate or interest of Tenant in any of the Collective Leased Properties or any part thereof is levied upon or attached in any proceeding and the same is not vacated or discharged within the later of (x) one hundred and twenty
     (120) days after commencement thereof, unless the amount in dispute is less than $100,000 in which case Tenant shall give notice to Landlord of the dispute but Tenant may defend in any suitable way, and (y) thirty (30) days after receipt by Tenant of Notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article 8).


     (l) Any Change in Control of Tenant occurs.


         In any such event, Landlord, in addition to all other remedies available to it, may terminate this Agreement with respect to all but not less than all of the Collective Leased Properties by giving Notice thereof to Tenant and upon the expiration of the time, if any, fixed in such Notice, this Agreement shall terminate and all rights of Tenant under this Agreement shall cease. Landlord shall have and may exercise all rights and remedies available at law and in equity to Landlord as a result of Tenant's breach of this Agreement.

     Upon the occurrence of an Event of Default, Landlord may, in addition to any other remedies provided herein, enter upon the Collective Leased Properties and take possession of, and either (i) retain any and all of Tenant's Personal Property on any such Leased Property, without liability for trespass or conversion (Tenant hereby waiving any right to Notice or hearing prior to such taking of possession by Landlord) or (ii) sell the same at public or private sale, after giving Tenant reasonable Notice of the time and place of any public or private sale, at which sale Tenant or its assigns may purchase all or any portion of Tenant's Personal Property. Unless otherwise provided by law and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable Notice shall be met if such Notice is given at least five (5) days before the date of sale. The proceeds from any such disposition shall belong to Landlord and shall not be applied as a credit against the indebtedness which is secured by the security interest granted in
Section 7.2.


     The foregoing provisions hereof notwithstanding, Landlord shall have no right to assert any remedy hereunder, and an Event of Default shall be deemed to no longer exist, if Tenant cures an Event of Default (A) under Section 12.1(a) prior to the earlier of (x) the commencement by Landlord of the exercise of any remedy under this Agreement by Landlord or (y) Landlord's Notice to Tenant stating that an Event of Default exists and further stating Landlord's intention to assert one or more remedies hereunder; and (B) under any of Section 12.(b)-(l), prior to the commencement by Landlord of the exercise of any remedy under this Agreement by Landlord.


12.2 Remedies.


     None of (a) the termination of this Agreement pursuant to Section 12.1, (b) the repossession of the Collective Leased Properties, (c) the failure of Landlord to re-let any or all of the Collective Leased Properties, or (d) the reletting of any or all of the Collective Leased Properties, shall relieve

Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or re-letting. In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Collective Leased Properties through and including the date of such termination. Thereafter, Tenant, until the end of what would have been the Term of this Agreement in the absence of such termination, and whether or not any of the Collective Leased Properties or any portion thereof shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent and other charges which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any re-letting of the Collective Leased Properties, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if this Agreement had not been so terminated.


     At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages beyond the date of such termination, at Landlord's election, Tenant shall pay to Landlord either
(a) an amount equal to the excess, if any, of the Rent and other charges which would be payable hereunder from the date of such termination (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Impositions would be the same as payments required for the immediately preceding twelve calendar months, or if less than twelve calendar months have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount) for what would be the then unexpired term of this Agreement if the same remained in effect, over the Fair Market Rental for the same period, or (b) an amount equal to the lesser of (i) the Rent and other charges that would have been payable for the balance of the Term had it not been terminated, and (ii) the aggregate of the Rent and other charges accrued in the twelve (12) months ended next prior to such termination (without reduction for any free rent or other concession or abatement). In the event this Agreement is so terminated prior to the expiration of the first full year of the Term, the liquidated damages which Landlord may elect to recover pursuant to clause
(b)(ii) of this paragraph shall be calculated as if such termination had occurred on the first anniversary of the Commencement Date. Nothing contained in this Agreement shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.


     In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (a) relet any of the Collective Leased Properties or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord's option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same, and (b) may make such reasonable alterations, repairs and decorations in any applicable Leased Property or any portion thereof as

Landlord, in its sole and absolute discretion, considers advisable and necessary for the purpose of reletting any such Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for any failure to relet all or any portion of the Collective Leased Properties, or, in the event that any of the Collective
Leased Properties is relet, for failure to collect the rent under such reletting. To the maximum extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of any of the Collective Leased Properties, by reason of the violation by Tenant of any of the covenants and conditions of this Agreement.


12.3 Tenant's Waiver.


     IF THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 12.1 OR 12.2, TENANT WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF SUMMARY PROCEEDINGS TO ENFORCE THE REMEDIES SET FORTH IN THIS ARTICLE 12 AND THE BENEFIT OF ANY LAWS NOW OR HEREAFTER IN FORCE EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT.


12.4 Application of Funds.


     Any payments received by Landlord under any of the provisions of this Agreement during the existence or continuance of any Default or Event of Default (and any payment made to Landlord rather than Tenant due to the existence o any Default or Event of Default) shall be applied to Tenant's obligations under this Agreement in such order as Landlord may determine or as may be prescribed by the laws of the State.


12.5 Landlord's Right to Cure Tenant's Default.


     If an Event of Default shall have occurred and be continuing, Landlord, after Notice to Tenant (which Notice shall not be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the maximum extent permitted by law, enter upon any of the Collective Leased Properties or any portion thereof for such purpose and take all such action thereon as, in Landlord's sole and absolute discretion, may be necessary or appropriate therefor, including the management of the Facility located thereon by Landlord or its designee, and Tenant hereby irrevocably appoints, in the event of such election by Landlord, Landlord or its designee as manager of any such Facility and its attorney in fact for such purpose, irrevocably and coupled with an interest, in the name, place and stead of Tenant. No such entry shall be deemed an eviction of Tenant. All reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.


12.6 Landlord's Right to Assume Contracts.


     In the event Landlord elects to terminate this Agreement or otherwise obtains possession of the Collective Leased Properties following an Event of Default, Landlord (or its designee) shall have the right, at its sole and absolute discretion, upon Notice to Tenant within sixty (60) days after Landlord terminates this Agreement or otherwise obtains possession following an Event of Default, to assume all (but not less than all) of the contracts utilized by Tenant in the operation of its business, including the Franchise Agreement, and Tenant will cooperate in effecting such assumption. In no event will Landlord (or its designee) have any liability under such contracts for obligations or liabilities accruing under such contracts prior to the date of such assumption by such party.


13

                                  HOLDING OVER

     Any holding over by Tenant after the expiration or sooner termination of this Agreement shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Minimum Rent the in effect plus Additional Charges and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages (direct or indirect) sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Agreement, to the extent applicable. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Agreement.



14

                               LANDLORD'S DEFAULT

     If Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Agreement and such default shall continue for a period of thirty (30) ays after Notice thereof from Tenant to Landlord and any applicable Facility Mortgagee, or such additional period as may be reasonably required to correct the same, Tenant may declare the occurrence of a "Landlord Default" by a second Notice to Landlord and to such Facility Mortgagee. Thereafter, Tenant may forthwith cure the same and, subject to the provisions of the following paragraph, invoice Landlord for costs and expenses (including reasonable attorneys' fees and court costs) incurred by Tenant in curing the same, together with interest thereon from the date Landlord receives Tenant's invoice, at the Overdue Rate. Tenant shall have no right to terminate this Agreement for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder.

If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof. If Tenant and Landlord shall fail, in good faith, to resolve any such dispute within ten (10) days after Landlord's Notice of dispute, either may submit the matter for resolution to a court of competent jurisdiction.


15


                               LANDLORD FINANCING

In the event that at any time during the Term, OpCo, or any Subsidiary of OpCo, shall elect to obtain financing for any health care related facilities owned or leased or to be owned or leased by OpCo, or such subsidiary, OpCo shall give (or cause such Subsidiary to give, as the case may be) Notice thereof to Landlord, which notice shall set forth in reasonable detail the terms of such financing, shall identify the source thereof and shall include a copy of an applicable commitment letter. Landlord shall have the right, exercisable by the giving of Notice to OpCo (or such Subsidiary, as the case may be) within thirty (30) days after such Notice from OpCo (or such Subsidiary, as the case may be), to provide such financing on the same terms and conditions as described in the Notice given to Landlord. In the event that Landlord shall exercise such option, OpCo (or such Subsidiary, as the case may be) shall be obligated to obtain such financing from Landlord on the terms and conditions set forth in the Notice to Landlord. In the event that Landlord shall decline to provide such financing or shall fail to give such Notice to OpCo (or such Subsidiary, as the case may be), OpCo (or such Subsidiary, as the case may be) shall be free to obtain such financing from the party identified in, and on the terms and conditions set forth in, the Notice given to Landlord with respect thereto. Notices to OpCo and any Subsidiary shall be given as if a Notice to Tenant.


16


                            SUBLETTING AND ASSIGNMENT

16.1 Subletting and Assignment.

     Except as provided in Sections 16.3 and 16.5 below, Tenant shall not, without the prior written consent of Landlord (which consent may be given or withheld in its sole and absolute discretion), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Agreement or sublease (which term shall be deemed to include the granting of concessions, licenses and the like), all or any part of the Collective Leased Properties or suffer or permit this Agreement or the leasehold estate created hereby or any other rights arising under this Agreement to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of any of the

Collective Leased Properties by anyone other than Tenant, or any of the Collective Leased Properties to be offered or advertised for assignment or subletting. For purposes of this Section 16.1, an assignment of this Agreement shall be deemed to include any Change in Control of Tenant.


     If this Agreement is assigned or if any of the Collective Leased Properties or any part thereof are sublet (or occupied by anybody other than Tenant and its employees) in contravention of this Agreement, Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this
Section 16.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Agreement.


     No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this Section 16.1. No assignment, subletting or occupancy shall affect any Primary Intended Use. Any subletting, assignment or other transfer of Tenant's interest under this Agreement in contravention of this Section 16.1 shall be voidable at Landlord's option.


16.2 Required Sublease Provisions.


     Any sublease of all or any portion of any of the Collective Leased Properties shall provide (a) that it is subject and subordinate to this Agreement and to the matters to which this Agreement is or shall be subject or subordinate; (b) that in the event of termination of this Agreement or reentry or dispossession of Tenant by Landlord under this Agreement, Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any Facility Mortgagee, as holder of a mortgage or as Landlord under this Agreement, if such mortgagee succeeds to that position, shall (i) be liable for any act or omission of Tenant under such sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant,
(iii) be bound by any previous modification of such sublease not consented to in writing by Landlord or by any previous prepayment of more than one (1) month's Rent, (iv) be bound by any covenant of Tenant to undertake or complete any construction of such Leased Property or any portion thereof, (v) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) be bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease that are to be performed after the date of such attornment, (vii) be responsible for any monies owing by Tenant to the credit of such subtenant, or
(viii) be required to remove any Person occupying any portion of the Collective Leased Properties; and (c), in the event that such subtenant receives a written Notice from Landlord or any Facility Mortgagee stating that an Event of Default has occurred and is continuing, such subtenant shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice or as such party may direct. All rentals received from such subtenant by Landlord or the Facility Mortgagee, as the case may be, shall be credited against the amounts owing by Tenant under this Agreement and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn. An original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such subtenant or assignee, as the case may be, in form and substance reasonably satisfactory to Landlord, shall be delivered promptly to Landlord upon request and (a) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Agreement on the part of Tenant to be kept and performed and shall be, and become, jointly and severally liable with Tenant for the performance thereof and
(b) in case of either an assignment or subletting, Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder.


     The provisions of this Section 16.2 shall not be deemed a waiver of the provisions set forth in the first paragraph of Section 16.1.


16.3 Permitted Assignments and Subleases.


     Notwithstanding the requirements set forth in Section 16.1 that Landlord's prior written consent be obtained in connection with any assignment, mortgage, pledge, encumbrance or other transfer of this Lease or any sublease of all or any part of the Collective Leased Properties, but subject to the provisions of
Section 16.4 and any other express  conditions or limitations  set forth in this
Article 16, Tenant may, in each instance, (x) after Notice to Landlord, sublease any or all of the Collective Leased Properties, or assign this Agreement, to any Qualified Affiliate and (y) sublease space at any of the Collective Leased Properties for laundry, commissary, child care or medical office or other purposes in furtherance of the applicable Primary Intended Use, so long as such sublease will not violate or affect any Legal Requirement or Insurance Requirement, and Tenant shall provide such additional insurance coverage applicable to the activities to be conducted in such subleased space as Landlord may require. In connection with any sublease of any Leased Property, or assignment of this Agreement, any and all Facilities affected by or the subject of such transaction shall continue to be operated under and pursuant to the Franchise Agreement, and Tenant shall provide to Landlord, upon request, documentation confirming that the operation thereof, in such manner, has the approval and consent of Franchisor.


16.4 Sublease Limitation.


     Anything contained in this Agreement to the contrary notwithstanding, Tenant shall not sublet any of the Collective Leased Properties on any basis such that all or any part of the Rent would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, o any similar or successor provision thereto. This limitation shall include, but not be limited to, situations where (a) the rental to be paid by any sublessee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such sublessee, or (b) the sublessee would have a relationship to Crescent Real Estate Equities, Inc., described in Section

856(d)(2)(B) of the Code, or any similar or successor provision thereto.


16.5 Tenant's Right to Mortgage its Leasehold.


     Tenant  may,  subject to  Article 15 and  Section  6.6  hereof,  assign its interest in this Agreement to a Lending Institution as collateral for Indebtedness, provided, however, any security interests in any property of Tenant, including without limitation Tenant's leasehold interest in the Collective Leased Properties, shall be expressly and fully subordinated to this Agreement and to the interest of Landlord in the Collective Leased Properties and to the rights of any then or thereafter existing Facility Mortgagee.


17


                 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

17.1 Estoppel Certificates.


     At any time and from time to time, upon not less than ten (10) days prior Notice by Landlord, Tenant shall furnish to Landlord an Officer's Certificate certifying that this Agreement is unmodified and in full force and effect (or that this Agreement is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, that no Default or an Event of Default has occurred and is continuing or, if a Default or an Event of Default shall exist, specifying in reasonable detail the nature thereof, and the steps being taken to remedy the same, and such additional information as Landlord may reasonably request. Any such certificate furnished pursuant to this
Section 17.1 may be relied upon by Landlord, any Facility Mortgagee and any prospective purchaser or mortgagee of any of the Collective Leased Properties.


17.2 Financial Statements.


     OpCo shall furnish the following statements to Landlord:


     (a) within forty-five (45) days after each of the first three quarters of any Fiscal Year, the most recent Financials and the most recent unaudited financial statements of OpCo accompanied by the Financial Officer's Certificate;


     (b) within one hundred twenty (120) days after the end of each Fiscal Year, the most recent Financials for such Fiscal Year, including the most recent financial statements of OpCo audited and reported upon by an independent certified publi accountant reasonably satisfactory to Landlord and accompanied by a Financial Officer's Certificate;


     (c) within thirty (30) days after the end of each calendar month, an unaudited statement of income of OpCo, accompanied by a Financial Officer's Certificate;


     (d) promptly after the sending or filing thereof, copies of all periodic reports which

     OpCo files with the SEC or any stock exchange on which its shares are listed or traded;


     (e) promptly after the delivery thereof to OpCo, a copy of any management letter or written report prepared by the certified public accountants with respect to the financial condition, operations, business or prospects of OpCo, as the case may be; and


     (f) at the expense of Landlord, at any time and from time to time upon not less than forty-five (45) days Notice from Landlord, any Financials or any other financial reporting information required to be filed by Landlord with any securities and exchange commission, the SEC or any successor agency, or any other governmental authority, or required pursuant to any order issued by any court, governmental authority or arbitrator in any litigation to which Lan lord is a party, for purposes of compliance therewith, promptly, upon Notice from Landlord, such other information concerning the business, financial condition and affairs of Tenant as Landlord may reasonably request from time to time.


     Landlord may at any time, and from time to time, provide any Facility Mortgagee with copies of any of the foregoing statements, provided that such Facility Mortgagee has executed and delivered a confidentiality agreement reasonably satisfactory to Tenant.


17.3 General Operations.


Tenant covenants and agrees to furnish to Landlord within thirty (30) days after written request therefor:


17.3.1 Reimbursement, Licensure, Etc.


     Within thirty (30) days after receipt or modification thereof :


     (a) copies of all material licenses and certificates of need authorizing Tenant to operate each Facility for its Primary Intended Use;


     (b) a list of all Medicare and Medicaid certifications and all related participating provider agreements; and


     (c) copies of all reports of surveys, statements of deficiencies, plans of correction, and all material correspondence relating thereto, including, without limitation, all reports and material correspondence concerning compliance with or enforcement of l censure, Medicare/Medicaid, and accreditation requirements, including physical environment and Life Safety Code survey reports (excluding, however, correspondence which may be subject to any attorney-client privilege).


         Upon Notice from Landlord from time to time, Tenant shall make available for inspection and copying by Landlord, where such records are kept and maintained in the normal course of business:

     (d) all Medicare and Medicaid certifications, together with all participating provider agreements and all material correspondence relating thereto with respect to each Facility (excluding, however, correspondence which may be subject to any attorney-client privilege); and


     (e) such other confirmation as to the licensure and Medicare and Medicaid participation of Tenant as Landlord may reasonably request from time to time.


     17.3.2 Annual Budgets.


     Not less than sixty (60) days after the commencement of any Fiscal Year, proposed annual income and ordinary expense and capital improvement budgets setting forth projected income and costs and expenses projected to be incurred by Tenant in managing, owning, maintaining and operating the Facilities during the next succeeding Fiscal Year.


18


                           LANDLORD'S RIGHT TO INSPECT

     Tenant shall permit Landlord and its authorized representatives to inspect the Collective Leased Properties during usual business hours upon not less than twenty-four (24) hours' notice (provided that no such notice shall be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), and to make such repairs as Landlord is permitted or required to make pursuant to the terms of this Agreement, provided that any inspection or repair by Landlord or its representatives will not unreasonably interfere with Tenant's use and operation of the applicable Leased Property and further provided that in the event of an emergency, as determined by Landlord in its sole discretion, prior Notice shall not be necessary.


19


                                    APPRAISAL

     In the event that it becomes necessary to determine the Fair Market Value or Fair Market Rental of any of the Collective Leased Properties for any purpose of this Agreement and the parties cannot agree thereon, such Fair Market Value or Fair Market Rental, as the case may be, shall be determined upon the written demand of either party in accordance with the following procedure.


     The party requesting an appraisal, by Notice given to the other, shall propose and unilaterally approve a Qualified Appraiser. The other party, by Notice given within fifteen (15) days after receipt of such Notice appointing the first Qualified Appraiser, may appoint a second Qualified Appraiser. If the other party fails to appoint the second Qualified Appraiser within such fifteen
(15)-day period, such party shall have waived its right to appoint a Qualified Appraiser, the first Qualified Appraiser shall appoint a second Qualified Appraiser within fifteen (15) days thereafter, and the Fair Market Value or Fair Market Rental, as the case may be, shall be determined by the Qualified Appraisers as set forth below.


     The two Qualified Appraisers shall thereupon endeavor to agree upon the Fair Market Value or Fair Market Rental, as the case may be. If the two Qualified Appraisers so named cannot agree upon such value or rental, as the case may be, within thirty (30) days after the designation of the second such appraiser, each such appraiser shall, within five (5) days after the expiration of such thirty (30)-day period, submit his appraisal of fair market value to the other appraiser in writing, and if the fair market values set forth in such appraisals vary by five percent (5%) or less of the greater value, the fair market value shall be determined by calculating the average of the two fair market values determined by the two appraisers.


     If the fair market values set forth in the two appraisals vary by more than five percent (5%) of the greater value, the two Qualified Appraisers shall select a third Qualified Appraiser within an additional fifteen (15) days following the expiration of the aforesaid five (5)-day period. If the two appraisers are unable to agree upon the appointment of a third appraiser within such fifteen (15)-day period, either party may, upon written notice to the other, request that such appointment be made by the then President (or equivalent officer) of the State's Chapter of the American Institute of Real Estate Appraisers, or his or her designee or, if there is no such organization or if such individual declines to make such appointment, by any state or Federal court of competent jurisdiction for the State.


     In the event that all three of the appraisers cannot agree upon Fair Market Value or Fair Market Rental, as the case may be, within twenty (20) days following the selection of the third appraiser, each appraiser shall, within ten
(10) days thereafter, submit his appraisal of fair market value to the other two appraisers in writing, and the fair market value shall be determined by calculating the average of the two numerically closest values (or, if the values are equidistant, the average of all three values) determined by the three appraisers.


     In the event that any appraiser appointed hereunder does not or is unable to perform his or her obligation hereunder, then the party or the appraisers appointing such appraiser shall have the right to propose and approve unilaterally a substitute Qualified Appraiser, but if the party or the appraisers who have the right to appoint a substitute Qualified Appraiser fail to do so within ten (10) days after written notice from the other party (or either party in the event such appraiser was appointed by the other appraisers), either party may, upon written notice to the party having the right to appoint a substitute Qualified Appraiser, request that such appointment be made by such officer of the American Institute of Real Estate Appraisers or court of competent jurisdiction as described above; provided, however, that a party who has the right to appoint an appraiser or a substitute appraiser shall have the right to make such appointment only up until the time such appointment is made by such officer or court.


     In connection with the appraisal process, Tenant shall provide the appraisers full access during normal business hours to examine the applicable Leased Property, the books, records and files of Tenant and all agreements, leases and other operating agreements relating to the applicable Leased

Property.


     The costs (other than Landlord's counsel fees) of each such appraisal shall be borne by Tenant and shall be included as part of the Additional Charges. Upon determining such value, the appraisers shall promptly notify Landlord and Tenant in writing of such determination. If any party shall fail to appear at the hearings appointed by the appraisers, the appraisers may act in the absence of such party.


     The determination of the Qualified Appraisers made in accordance with the foregoing provisions shall be final and binding upon the parties, such determination may be entered as an award in arbitration in a court of competent jurisdiction, and judgment thereon may be entered.


     Notwithstanding anything in this Agreement to the contrary, (x) the parties agree that the Minimum Rent for the Fixed Term provided for in Section 1.64 hereof shall not be evidence of the Fair Market Rental for any Extended Term, and (y) if Minimum Rent for any Extended Term as determined by appraisal pursuant to this Article 19 is not satisfactory to Landlord, in Landlord's sole discretion, or Franchisor elects to void Tenant's extension of the Franchise Agreement with respect to such Extended Term pursuant to the Franchise Agreement, then Landlord shall have the right to render void Tenant's election to extend the Term with respect to such Extended Term upon Notice given to Tenant no later than thirty (30) days following the later of the determination of the Minimum Rent pursuant to this Article 19, or Franchisor's election to render void the extension of the Franchise Agreement pursuant to the Franchise Agreement, in which event this Agreement shall expire on the last day of the Fixed Term or the then current Extended Term, as applicable.


20


                               FACILITY MORTGAGES

20.1 Landlord May Grant Liens.


     Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth in this Section 20.1, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon any of the Collective Leased Properties, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance shall include the right to prepay (whether or not subject to a prepayment penalty) and shall provide (subject to Section 20.2 below) that it is subject to the rights of Tenant under this Agreement.


20.2 Subordination of Lease.


     Subject to Section 20.1, this Agreement, any and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages and deeds of trust, which may now or her after affect the Collective Leased Properties, or any of them, or any improvements thereon and/or any of such leases, whether or not such mortgages or deeds of trust shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages and deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and deeds of trust and all consolidations of such mortgages and deeds of trust. This section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, (i) Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or the trustee or beneficiary of any deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination, and (ii) the lessor under any such lease or the holder of any such mortgage or the trustee or beneficiary of any such deed of trust shall execute and deliver to Tenant a Non-Disturbance Agreement reasonably satisfactory to Tenant (taking into account, however, the reasonable requirements of the lessor or lender, including a lender becoming such in connection with a non-recourse securitized loan), including provisions with respect to insurance and casualty matters.


     Any lease to which this Agreement is, at the time referred to, subject and subordinate is herein called "Superior Lease" and the lessor of a Superior Lease or its successor in interest at the time referred to, is herein called "Superior Landlord" and any mortgage or deed of trust to which this Agreement is, at the time referred to, subject and subordinate, is herein called "Superior Mortgage" and the holder, trustee or beneficiary of a Superior Mortgage is herein called "Superior Mortgagee."


     If any Superior Landlord or Superior Mortgagee or the nominee or designee of any Superior Landlord or Superior Mortgagee shall succeed to the rights of Landlord under this Agreement with respect to one or more of the Collective Leased Properties, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord's rights (herein called "Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Agreement with respect to one or more of the Collective Leased Properties, and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Agreement shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Agreement, except that the Successor Landlord (unless formerly the landlord under this Agreement or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Agreement, (b) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (d) bound by any modification of this Agreement subsequent to such Superior Lease or Mortgage, or by any previous prepayment of Minimum Rent or Additional Rent for more than one (1) month, which was not approved in writing by the Superior Landlord or the Superior Mortgagee thereto,
(e) liable to Tenant beyond the Successor Landlord's interest in the applicable Leased Property and the rents, income, receipts, revenues, issues and profits issuing from such Leased Property, (f) responsible for the performance of any work to be done by the Landlord under this Agreement to render the applicable Leased

Property ready for occupancy by Tenant, or (g) required to remove any Person occupying the applicable Leased Property or any part thereof, except if such person claims by, through or under the Successor Landlord. Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid.


20.3 Notice to Mortgagee and Ground Landlord.


     Subsequent to the receipt by Tenant of notice from any Person that it is a Facility Mortgagee or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the applicable Leased Property as part of the demised premises, no notice from Tenant to Landlord as to the applicable Leased Property shall be effective unless and until a copy of the same is given to such Facility Mortgagee or ground lessor, and the curing of any of Landlord's defaults by such Facility Mortgagee or ground lessor shall be treated as performance by Landlord.


21


                         ADDITIONAL COVENANTS OF TENANT

21.1 Conduct of Business.


     Tenant shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and its rights and licenses necessary to conduct such business.


21.2 Maintenance of Accounts and Records.


     Tenant shall keep records and books of account in which full, true and correct entries in all material respects will be made of dealings and transactions in relation o the business and affairs of Tenant.


21.3 Payments to Franchisor.


     All payments by Tenant of Franchise Fees under the Franchise Agreement shall be subordinated to payments of Rent (other than Non-Priority Additional
Rent) due to Landlord to the extent and on the terms provided in the Franchise Subordination Agreement, and Tenant shall not make any payment of the Franchise Fees, directly or indirectly, or set apart any sum or property therefor, or agree to do so, other than as permitted in and by the Franchise Subordination Agreement.



21.4 Management of Collective Leased Properties.


     Tenant shall not enter into any Management Agreement unless the terms thereof have been previously approved in writing by Landlord, which approval may be given or withheld in Landlord's sole and absolute discretion, except for Management Agreements between OpCo and a Facility

Subsidiary. All management fees, payments in connection with any extension of credit and fees for services provided in connection with the operation of the applicable Leased Property, payable by Tenant or any Affiliated Person as to Tenant shall be subordinated to all of the obligations of Tenant due under this Agreement pursuant to a Subordination Agreement. Tenant shall not agree to any change in the Manager of any of the Collective Leased Properties and/or any Facility, to any change in any Management Agreement, terminate any Management Agreement or permit any Manager to assign any Management Agreement without the prior written approval of Landlord in each instance, which approval may be given or withheld in Landlord's sole and absolute discretion. Any Management Agreement shall provide that Landlord shall be provided notice of any defaults thereunder and, at Landlord's option, an opportunity to cure such defaults and shall otherwise be in form and substance satisfactory to Landlord in its sole and absolute discretion. If Landlord shall cure any of Tenant's defaults under any Management Agreement, the cost of such cure shall be payable upon demand by Tenant to Landlord with interest accruing from the demand date at the Overdue Rate and Landlord shall have the same rights and remedies for failure to pay such costs on demand as for Tenant's failure to pay Minimum Rent. Tenant shall deliver to Landlord any instrument requested by Landlord to implement the intent of the foregoing provision.

21.5 Liens and Encumbrances.


     Except as permitted by Sections 7.1 and 16.5, Tenant shall not create or incur or suffer to be created or incurred or to exist any Lien on this Agreement or Tenant's ersonal Property now or at any time hereafter owned, other than:


     (a) Security interests securing the purchase price of equipment or personal property acquired after the Commencement Date; provided, however, that (i) such Lien shall at all times be confined solely to the asset in question; and (ii) the aggregate principal amount of Indebtedness secured by any such Lien shall not excee the cost of acquisition or construction of the property subject thereto; and


     (b) Permitted Encumbrances.


         22

                                  MISCELLANEOUS

22.1 Limitation on Payment of Rent.


     All agreements between Landlord and Tenant herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of Rent, or otherwise, shall the Rent or any other amounts payable to Landlord under this Agreement exceed the maximum permissible under applicable law, the benefit of which may be asserted by Tenant as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Landlord should ever receive as fulfillment of such provision such an excessive amount, then, ipso facto, the amount which would be excessive shall be applied to the reduction of the installment(s) of Minimum Rent next due and not to the payment of such excessive amount. This provision shall control every other provision of this Agreement and any other agreements between Landlord and Tenant.


22.2 No Waiver.


     No failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the maximum extent permitted by law, no waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.


22.3 Remedies Cumulative.


     To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord, now or hereafter provided either in this Agreement or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.


22.4 Severability.


     Any clause, sentence, paragraph, section or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Agreement shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.


22.5 Acceptance of Surrender.


     No surrender to Landlord of this Agreement or of any of the Collective Leased Properties or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.


22.6 No Merger of Title.


     It is expressly acknowledged and agreed that it is the intent of the parties that there shall be no merger of this Agreement or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly this Agreement or the leasehold estate created her by and the fee estate or ground landlord's interest in any of the Collective Leased Properties.

22.7 Conveyance by Landlord.


     If Landlord or any successor owner of all or any portion of any of the Collective Leased Properties shall convey all or any portion of the Collective Leased Properties in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of such of the Collective Leased Properties shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Agreement with respect to such of the Collective Leased Properties arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.


22.8 Quiet Enjoyment.


     So long as Tenant shall pay the Rent as the same becomes due and shall comply with all of the terms of this Agreement, Tenant shall peaceably and quietly have, hold and enjoy the Collective Leased Properties for the Term, free of hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, but subject to (a) any Encumbrance permitted under Article 20 or otherwise permitted to be created by Landlord hereunder, (b) all Permitted Encumbrances, (c) liens as to obligations of Landlord that are either not yet due or which are being contested in good faith and by proper proceedings, and
(d) liens that have been consented to in writing by Tenant. Except as otherwise provided in this Agreement, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Agreement or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Agreement, or to fail to perform any other obligation of Tenant hereunder.


22.9 Landlord's Consent.


     Where provision is made in this Agreement for Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not unreasonably to withhold its consent.


22.10 Memorandum of Lease.


     Neither Landlord nor Tenant shall record this Agreement. However, Landlord and Tenant shall promptly, upon the request of the other, enter into a short form memorandum of this Agreement, in form suitable for recording under the laws of the State in which reference to this Agreement, and all options contained herein, shall be made. Tenant shall pay all costs and expenses of recording such memorandum.


22.11 Notices.

     (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).


     (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.


     (c) All such notices shall be addressed:


                  if to Landlord to:


                           Gerald W. Haddock, Esq.

                           Chief Executive Officer and President
                           CRE Management VII Corp.
                           777 Main Street
                           Suite 2100
                           Forth Worth, Texas  76102
                           Facsimile:  (817) 878-0429

                  with copies to:

                           David M. Dean, Esq.

                           Senior Vice President, Law
                           CRE Management VII Corp.
                           777 Main Street
                           Suite 2100
                           Forth Worth, Texas  76102
                           Facsimile:  (817) 878-0429

                           and

                           Wendelin A. White, Esq.

                           Shaw, Pittman, Potts & Trowbridge
                           2300 N Street, N.W.
                           Washington, DC  20037
                           Facsimile:  (202) 663-8007

                   If to Tenant to:


                           Steve J. Davis, Esq.

                           Executive Vice President,
                             Administrative Services and General Counsel
                           3414 Peachtree Road, N.E.
                           Suite 1400
                           Atlanta, Georgia  30326
                           Facsimile:  (404) 814-5793

                   with a copy to:


                           Robert W. Miller, Esq.

                           King & Spalding
                           191 Peachtree Street
                           Atlanta, Georgia  30303-1763
                           Facsimile:  (404) 572-5100

     (d)By notice given as herein provided, the parties hereto and their respective successor and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.


22.12  Construction.


     Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of this Agreement with respect to any of the Collective Leased Properties shall survive such termination or expiration. In no event shall Landlord be liable for any consequential damages suffered by Tenant as the result of a breach of this Agreement by Landlord. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party to be charged. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each term or provision of this Agreement to be performed by Tenant shall be construed as an independent covenant and condition. Time is of the essence with respect to the exercise of any rights of Tenant under this Agreement. Except as otherwise set forth in this Agreement, any obligations of Tenant and Landlord (including without limitation, any monetary, repair and indemnification obligations) shall survive the expiration or sooner termination of this Agreement.


22.13  Counterparts; Headings.


     This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed. Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.


22.14 Law, Etc.


     This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Delaware applicable to contracts between residents of Delaware which are to be performed entirely within Delaware, regardless of (i) where this Agreement is executed or delivered; or
(ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of Delaware; or (vii) any combination of the foregoing.
Notwithstanding the foregoing, the laws of the State shall apply to the perfection and priority of liens upon and the disposition of and disposition with respect to any of the Collective Leased Properties.


     To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in the State of Delaware as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State of Delaware and to service of process by registered mail, return receipt requested, or by any other manner provided by law.


22.15 of Leased Properties.


     Provided no Default or Event of Default has occurred and is continuing at the time of exercise of the right provided for in this Section 22.15, Tenant shall have the right, from time to time, to substitute for a Designated Leased Property another parcel of improved real property meeting criteria hereinafter set forth and otherwise acceptable to Landlord (the "Substitute Leased Property"). If Tenant makes such election, Tenant shall give Notice to Landlord of Tenant's intention proposing a substitution closing date (the "Substitution Date") not less than sixty (60) days or more than one-hundred twenty (120) days from the date of such Notice and offering to Landlord a proposed Substitute Leased Property meeting the following criteria: the Substitute Leased Property shall be improved with a Comparable Facility; shall have a total value equal to or greater than the total value of the Designated Leased Property to Landlord (each as reasonably determined by Landlord); shall be freely transferable to Landlord unencumbered by any existing lease, mortgage, or other encumbrance; and shall be subject to no other exceptions to title except those approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall convey the Substitute Leased Property to Landlord in exchange for the Designated Leased Property, Landlord shall simultaneously exchange the Designated Leased Property, for the Substitute Leased Property, and the parties shall simultaneously execute and deliver an amendment to this Lease. The Landlord shall have thirty (30) days following receipt of such Notice within which to accept or reject such offer; provided, however, that Landlord shall have at least ten (10) days following receipt of any appraisal of the Substitute Leased Property or the Designated Leased Property (or both) requested by Landlord within which to accept or reject such offer. If Landlord accepts the proposed Substitute Leased Property, the substitution shall proceed in a manner
(a) intended to qualify such substitution as a "like-kind" exchange within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code") with respect to Landlord, and (b) which will satisfy Landlord's requirements related to taxation as a real estate investment trust. Landlord may demand, at Tenant's expense, a reasonably acceptable opinion of counsel or private letter ruling from the Internal Revenue Service indicating that the substitution will have no material adverse tax consequences to Landlord. After closing, the Substitute Leased Property shall be deemed a Leased Property for all purposes. Substitution hereunder and the closing shall be made on the following terms and shall be subject to the following conditions:


     (a) the Substitution Date, Tenant shall execute, acknowledge and deliver to Landlord a warranty deed in the customary form for the relevant jurisdiction conveying to Landlord, free and clear of any title exceptions except those approved by Landlord as set forth above, title to the Substitute Leased Property, and Landlord shall simultaneously execute, acknowledge and deliver to Tenant a warranty deed conveying to Tenant, free and clear of title exceptions, except Permitted Encumbrances and those approved by Tenant (based on the same criteria for approval as for Landlord), title to the Designated Leased Property; provided, however, that in no event shall Landlord have any obligation to cure or remove title exceptions affecting the Designated Leased Property, Tenant's only recourse being to designate an alternative Designated Leased Property for substitution or to rescind its Notice of election to substitute a Substitute Leased Property.


     (b) or prior to the Substitution Date, Landlord and Tenant shall have executed, acknowledged and delivered an amendment to this Lease (the "Amendment to Lease") (the Lease, as amended, herein referred to as the "Amended Lease") which shall provide for the deletion of the legal description of the Designated Leased Property and the substitution of the legal description of the Substitute Leased Property therefor.


     (c) shall have provided Landlord, at Tenant's sole cost, with a title insurance policy satisfactory in form and substance to Landlord, effective on the date of exchange, covering the Substitute Leased Property and containing no exceptions to title to the Substitute Leased Property other than encumbrances approved by Landlord as provided herein, and having such affirmative insurance and endorsements as may be required by Landlord.


     (d) shall have provided Landlord with representations and warranties with respect to the Substitute Leased Property reasonably satisfactory to Landlord (unless otherwise reasonably required, generally similar to the representations and warranties contained in Section 6.1 of that certain Real Estate Purchase and Sale Agreement dated as of January 29, 1997, as amended through the date hereof by and between Magellan Health Services, Inc., as seller, and Crescent Real Estate Equities Limited Partnership,
     predecessor in interest of Landlord, as purchaser (the "Purchase Agreement")), such representations and warranties shall survive the closing and Landlord shall have the same remedies for breach thereof as are provided for in the Purchase Agreement.


     (e) shall provide Landlord with documentation satisfactory to Landlord confirming that Tenant has the right to operate the Substitute Leased Property in accordance with the Primary Intended Use and under and pursuant to the Franchise Agreement.


     (f) shall reimburse Landlord, as Additional Charges, for any and all costs and expenses incurred by Landlord, including Landlord's reasonable attorneys' fees, in effecting the substitution proposed (whether or not closing occurs).


     Landlord and Tenant hereby covenant that once the Notice of intent to substitute a Substitute Leased Property for the Designated Leased Property described therein has been delivered and Landlord accepts the Substitute Leased Property identified therein, each party will promptly perform all acts and deliver all documents required on its part to be delivered or to satisfy the conditions of closing set forth herein. In the event that the Substitute Leased Property has not been exchanged for the Designated Leased Property within thirty
(30) days after the Substitution Date specified in Tenant's Notice of its intention to substitute by reason of the acts or omissions of one party, then the other party shall have the right to elect not to proceed with the substitution.


     Tenant covenants that, following the closing of the exchange of the Substitute Leased Property, neither it nor any of its Affiliated Persons will use the Designated Leased Property as a facility having as its primary use the Primary Intended Use for at least one year after the Substitution Date.


22.16 Broker.


     Each party hereby represents and warrants to the other that it has not engaged, dealt with or otherwise discussed this transaction with any broker, agent or finder. Each party agrees to indemnify and hold the other harmless from and against any claim arising out of a breach of the foregoing agreement and representation and warranty.


22.17  Confidentiality.


     Landlord shall maintain the confidentiality of information provided by Tenant pursuant to Sections 17.2 and 17.3 hereof or otherwise under this Agreement. Landlord may, however, disclose such information to its attorneys, consultants, partners, directors, officers and employees, and lenders and purchasers (actual and potential). As a condition of such disclosure to any lender or purchaser

(actual or potential), such lender or purchaser shall be obligated to execute a Confidentiality Agreement reasonably satisfactory to Tenant. The provisions of this Section 22.18 shall not be applicable to disclosure of information required by applicable law, rule or regulation or the order of any court.




IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date above first written.

                                         LANDLORD:


                                         Crescent Real Estate FUNDING VII, L.P.


Attest:                                  By:  CRE Management VII Corp.

\s\ Sylvia M. Mahaffey                   By: \s\ David M. Dean
------------------------------               ----------------------------
Name:      Sylvia M. Mahaffey                 David M. Dean
Title:     Assistant Secretary                Senior Vice President, Law

                                 TENANT:


Attest:                          CHARTER BEHAVIORAL HEALTH SYSTEMS, LLC


\s\ Jay P. Moran                 By:\s\ Mark Ford
------------------------            ---------------------------------------
Name:      Jay P. Moran          Name:      Mark Ford
Title:                           Title:     Vice President, General Counsel
                                            and Secretary

Attest:                          FACILITY SUBSIDIARIES


\s\ Jay P. Moran                 By: \s\ John R. Hamilton III
------------------------             --------------------------------------
                                 Name:John R. Hamilton IIITitle:
                                 Executive Vice President of each of the Limited
                                 Liability Companies and of each Sole General
                                 Partner of each of the Limited Partnerships
                                 listed on Exhibit B attached hereto, on behalf
                                 of each of the said Limited Liability Companies
                                 and Limited Partnerships